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Table of Contents
Index to Financial Statements

As filed with the Securities and Exchange Commission on October 13, 2006

Registration No. 333-129316

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 7 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RESTAURANT ACQUISITION PARTNERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	6770	02-753484
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5950 Hazeltine National Drive, Suite 290
Orlando, Florida 32822-5007
(407) 240-9190
(407) 240-9176 (facsimile)
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Christopher R. Thomas, Chief Executive Officer and President
Restaurant Acquisition Partners, Inc.
5950 Hazeltine National Drive, Suite 290
Orlando, Florida 32822-5007
(407) 240-9190
(407) 240-9176 (facsimile)
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Ronald A. Fleming, Jr., Esq. Pillsbury Winthrop Shaw Pittman LLP 1540 Broadway New York, New York 10036-4039 (212) 858-1000 (212) 298-9931 (facsimile)	Morris C. Brown, Esq. Greenberg Traurig, P.A. 777 South Flagler Drive Suite 300 East West Palm Beach, Florida 33401-6167 (561) 650-7900 (561) 805-7841 (facsimile)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Units, each consisting of one share of Common Stock, $.0001 par value, and two Warrants(2)	5,750,000 Units	$6.00	$34,500,000	$3,692

Shares of Common Stock included as part of the Units(2)	5,750,000 Shares	—	—	—(3)

Warrants included as part of the Units(2)	11,500,000 Warrants	—	—	—(3)

Shares of Common Stock underlying the Warrants included in the Units(4)	11,500,000 Shares	$4.50	$51,750,000	$5,538

Underwriters' Unit Purchase Option	1 Option	$100	$100	—(3)

Units underlying the Underwriters' Unit Purchase Option ("Underwriters' Units")(4)	105,000 Units	$7.20	$756,000	$81

Shares of Common Stock included as part of the Underwriters' Units(4)	105,000 Shares	—	—	—(3)

Warrants included as part of the Underwriters' Units(4)	210,000 Warrants	—	—	—(3)

Shares of Common Stock underlying the Warrants included in the Underwriters' Units(4)	210,000 Shares	$6.00	$1,260,000	$135

Total			$88,266,100	$9,445(5)

(1)
Estimated solely for the purpose of calculating the registration fee.

(2)
Includes 750,000 Units, and 750,000 shares of Common Stock and 1,500,000 Warrants underlying such Units, which may be issued on exercise of a 60-day option granted to the Underwriters to cover over-allotments, if any.

(3)
No fee pursuant to Rule 457(g).

(4)
Pursuant to Rule 416, there are also being registered such indeterminate number of additional securities to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(5)
Previously paid.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

        Preliminary Prospectus

SUBJECT TO COMPLETION, OCTOBER 13, 2006

$30,000,000
RESTAURANT ACQUISITION PARTNERS, INC.
5,000,000 units

        Restaurant Acquisition Partners, Inc. is a blank check company recently formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an unidentified operating business in the restaurant industry. We do not have any specific merger, capital stock exchange, asset acquisition or other similar business combination under consideration or contemplation. We have not, nor has anyone on our behalf, contacted, or been contacted by, any potential target business or had any substantive discussions, formal or otherwise, with respect to any such transaction.

        This is an initial public offering of our securities at a price of $6.00 per unit. Each unit consists of:

  •
  one share of our common stock; and

  •
  two warrants.

        Each warrant entitles the holder to purchase one share of our common stock at a price of $4.50. Each warrant will become exercisable on the later of our completion of a business combination and October     , 2007. The warrants will expire on October     , 2010, or earlier upon redemption.

        We have granted the underwriters a 60-day option to purchase up to 750,000 additional units solely to cover over-allotments, if any (over and above the 5,000,000 units referred to above). Any units purchased by the underwriters pursuant to this option will be used only to cover the net syndicate short position resulting from the initial distribution. As additional compensation, we have also agreed to sell to the underwriters, for $100, an option to purchase up to a total of 105,000 units at $7.20 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $6.00 per share (133 1/3% of the exercise price of the warrants included in the units sold in the offering) and both the units and the warrants may be exercised on a "cashless" basis. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

        Our initial stockholders have agreed to purchase from us an aggregate of 1,500,000 warrants at $0.64 per warrant for an aggregate purchase price of $960,000. These purchases will take place on a private placement basis concurrently with the consummation of this offering. All of the proceeds we receive from these purchases will be placed in the trust account and subject to a trust agreement described below. The warrants to be purchased by such purchasers will be identical to the warrants included in the units being offered by this prospectus, except that

  •
  the insider warrants may be exercised on a "cashless" basis so long as such warrants are held by our initial stockholders or their affiliates;

  •
  the insider warrants will have the benefit of separate registration rights under the Securities Act of 1933; and.

  •
  the insider warrants and underlying securities may not be sold or transferred (with certain exceptions) until 30 days after we have completed a business combination.

        There is presently no public market for our units, common stock or warrants. We anticipate that the units will be quoted on the OTC Bulletin Board under the symbol "RAPIU" on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on the OTC Bulletin Board under the symbols "RAPI" and "RAPIW", respectively.

        Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 11 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price	Underwriting discount and commissions(1)(2)	Proceeds, before expenses, to us
Per unit	$6.00	$0.60	$5.40
Total	$30,000,000	$3,000,000	$27,000,000

(1)
Includes a non-accountable expense allowance in the amount of 2% of the gross proceeds of this offering (excluding any exercise of the over-allotment option), or $600,000 ($0.12 per unit) which is being deferred by the underwriters and will not be payable by us to them unless and until we consummate a business combination.

(2)
$975,000 ($1,121,250 if the over-allotment option is exercised in full) of the underwriting discounts and commissions is being deferred by the underwriters and will not be payable by us to them unless and until we consummate a business combination.

        $28,140,000 of the proceeds we receive from this offering, plus the additional $960,000 we will receive from the purchases of warrants being made by our initial stockholders in connection with this offering, for an aggregate of $29,100,000 ($5.82 per unit sold to the public in this offering), or $33,386,250 if the over-allotment option is exercised in full will be deposited into a trust account at JPMorgan Chase maintained by Continental Stock Transfer & Trust Company acting as trustee. This amount includes $975,000 of underwriters discounts and commissions ($1,121,250 if the over-allotment option is exercised in full), and includes the $600,000 non-accountable expense allowance payable to the underwriters in the offering. The underwriters have agreed that such amounts (but excluding interest earned thereon) will not be paid unless and until we consummate a business combination.

        We are offering the units for sale on a firm-commitment basis. The underwriters expect to deliver our securities to investors in the offering on or about October     , 2006.

Ladenburg Thalmann & Co. Inc.	Capital Growth Financial, LLC

October     , 2006

PROSPECTUS SUMMARY

        This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus, references to "we," "us," "our" or "our company" refer to Restaurant Acquisition Partners, Inc. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

        Unless we tell you otherwise, the term "business combination" as used in this prospectus means an acquisition of, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating businesses in the restaurant industry. In addition, unless we tell you otherwise, the term "initial stockholder" as used in this prospectus refers to those persons that held shares of our common stock prior to the date of this prospectus. Further, unless we tell you otherwise, the term "public stockholder" as used in this prospectus refers to those persons (other than our initial stockholders) that purchase the securities offered by this prospectus. Unless the context indicates otherwise, numbers in this prospectus have been rounded and are, therefore, approximate. All share numbers in this prospectus give effect to the 1.25-to-1 stock split effected on May 4, 2006.

        We are a blank check company organized under the laws of the State of Delaware on October 3, 2005. We were formed to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the restaurant industry. To date, our efforts have been limited to organizational activities and activities related to this offering.

        Our initial business combination must be with a target business whose fair market value is at least equal to 80% of our net assets (all of our assets, including funds held in trust, less our liabilities, including $1,575,000 in deferred underwriting compensation, including the non-accountable expense allowance) at the time of such acquisition. As used in this prospectus, a "target business" means an operating entity in the restaurant industry and a "business combination" means the acquisition by us of such a target business. We have not, nor has anyone on our behalf, either directly or indirectly, contacted, or been contacted by, any potential target businesses or their representatives or had any discussions, formal or otherwise, with respect to effecting a business combination with our company. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate for us. Other than conducting general restaurant industry research and analysis, neither we nor any of our agents or affiliates has conducted any research or taken any measures, directly or indirectly, to locate, research or contact a particular target business.

        Our executive officers, Christopher R. Thomas, Clyde E. Culp III and John M. Creed, each have over twenty-five years of experience in the restaurant and related industries and intend to participate actively in our business. All three executive officers have led major acquisitions and divestitures in the restaurant industry, and Messrs Thomas and Creed have led successful public offerings. In addition, all of them have extensive operating experience with the three major types of chain restaurants—full service, quick casual and fast food. All have experience in company operated restaurants, franchising, system growth, concept branding and concept revitalizations. Messrs. Thomas and Culp have advised the Company that after completion of this offering, they expect to spend a minimum of 40% of their business time each month on pursuing our initial business combination.

        The National Restaurant Association estimates that the restaurant industry represents approximately 4.0% of the United States' gross domestic product. The National Restaurant Association forecasts that restaurant industry sales will continue to experience growth, reaching $511 billion in 2006, which would mark the 15th consecutive year of sales growth for the industry and a 5.1% increase over 2005 sales.

        We intend to focus on restaurant businesses in market segments that we believe possess potential for attractive returns—either in terms of significant revenue growth opportunities or in terms of unique opportunities to expand profitability and cash flow. We believe that the casual dining portion of the full service segment and the quick-casual and the fast food portions of the quick service segment of the restaurant industry currently provide the most attractive investment opportunities. We will generally seek:

  •
  to identify targets that we believe will generate favorable return on our investment;

  •
  executive management teams who have demonstrated the ability to operate and profitably grow restaurant chains; and

  •
  to create competitive advantages in a given market place.

        In evaluating a prospective target business, we plan to consider, among other factors:

  •
  growth potential;

  •
  cash flow potential;

  •
  financial condition and results of operations;

  •
  capital requirements;

  •
  experience and skill of management and availability of additional personnel;

  •
  costs associated with effecting the business combination;

  •
  competitive position;

  •
  barriers to entry by competitors;

  •
  stage of development;

  •
  degree of current or potential market acceptance;

  •
  attractiveness of real estate;

  •
  geographic location; and

  •
  economic conditions in the area.

        Our executive offices are located at 5950 Hazeltine National Drive, Suite 290, Orlando, Florida 32822 and our telephone number is (407) 240-9190.

The Offering

Securities offered	5,000,000 units, at $6.00 per unit, each unit consisting of:
	•	one share of common stock; and
	•	two warrants.

The units will begin trading on or promptly after the date of this prospectus. Our common stock and warrants may trade separately beginning on the 90th day after the date of this prospectus unless the underwriters determine that an earlier date is acceptable. In no event will the underwriters allow separate trading of our common stock and warrants until after we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K, including an audited balance sheet, following the completion of this offering, which we anticipate will take place three business days following the date of this prospectus. Our audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the underwriters exercise the over-allotment option prior to the filing of the Form 8-K. If a material portion of the over-allotment option is exercised following the initial filing of the Form 8-K, we will file an amended Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option.
Securities sold to insiders
1,500,000 warrants at $0.64 per warrant (for an aggregate purchase price of $960,000) will be sold to our initial stockholders, consisting of our three executive officers. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The insider warrants will not be placed into the escrow account referred to below. The insider warrants will be identical to the warrants included in the units being offered by this prospectus, except that
	•	the insider warrants are exercisable on a cashless basis so long as such warrants are held by our initial stockholders or their affiliates;
	•	the insider warrants will have the benefit of separate registration rights under the Securities Act of 1933; and
	•	the insider warrants and underlying securities may not be sold or transferred (with certain exceptions) until 30 days after we have completed a business combination.

The purchase price of the insider warrants was determined based on prevailing prices paid by management of Harbor Acquisition Corp. for warrants in a private placement prior to its initial public offering in May 2006. While we believe this price to be fair, we have not obtained any independent third party valuation of these warrants. In addition, if and to the extent these warrants are exercised, you may experience further dilution to the value of your shares.
Common stock
Number outstanding before this Offering	1,250,000 shares
Number to be outstanding after this offering and sales to insiders	6,250,000 shares
Warrants
Number outstanding before this offering	0 warrants
Number to be sold as part of insider sale	1,500,000 warrants
Number to be outstanding after this offering and sales to insiders	11,500,000 warrants
Exercisability	Each warrant is exercisable for one share of common stock.
Exercise price	$4.50
Exercise period	The warrants will become exercisable on the later of:
• the completion of a business combination with a target business; and
• October , 2007.
The warrants will expire at 5:00 p.m., New York City time, on October , 2010 or earlier upon redemption.
Redemption	We may redeem the outstanding warrants:
• in whole and not in part;
• at a price of $0.01 per warrant at any time after the warrants become exercisable;
• upon a minimum of 30 days' prior written notice of redemption; and
•
if, and only if, the last sales price of our common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption. There is no minimum trading volume condition imposed on the Company's ability to redeem the outstanding warrants.

We have established these criteria to provide warrant holders with a premium to the initial warrant exercise price as well as a cushion against a negative market reaction, if any, to our redemption call. If we call the warrants for redemption, each warrant holder will then be entitled to exercise his or her warrant prior to the date scheduled for redemption. However, no warrants will be exercisable and we may not issue shares of common stock upon exercise of any warrants unless, (1) at the time a holder seeks to exercise such warrants, a registration statement is effective with respect to the common stock underlying the public warrants, and (2) the common stock underlying the public warrants has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. We cannot assure you that the price of our common stock will exceed the warrant exercise price after the redemption call. In no event (whether in the case of a registration statement not being effective or otherwise) will we be required to net cash settle the warrant exercise.
Proposed OTC Bulletin Board symbols for our:
Units	RAPIU
Common stock	RAPI
Warrants	RAPIW
Offering proceeds to be held in Trust
We will deposit $28,140,000 of the proceeds of this offering (assuming no exercise of the over-allotment option) plus the $960,000 we will receive from the sale of the insider warrants (for an aggregate of $29,100,000 or $5.82 per unit) in a trust account at JPMorgan Chase maintained by Continental Stock Transfer & Trust Company, pursuant to an agreement to be signed on the date of this prospectus. This amount includes a portion of the underwriting discounts and commissions, including the non-accountable expense allowance, each payable to the underwriters in the offering. The underwriters have agreed that such amounts will not be paid unless and until we consummate a business combination. These proceeds will not be released until the earlier of the completion of a business combination and our liquidation. Therefore, unless we complete a business combination, the proceeds held in the trust account (excluding up to $1,025,000 of interest and other earnings thereon, after giving effect to applicable taxes) will not be available for our use for any expenses related to this offering or expenses that we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. We will be able to pay these expenses prior to a business combination only from the net proceeds of this offering not held in the trust account (approximately $25,000 after we pay the expenses related to this offering) and from up to $1,025,000 of interest and other earnings on the net proceeds held in the trust account, after giving effect to applicable taxes.

None of the warrants may be exercised until after the completion of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, upon exercise the warrant exercise price will be paid directly to us and not placed in the trust account.

Stockholders must approve business combination
We will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them prior to the date of this prospectus, in accordance with the majority of the shares of common stock voted by the public stockholders. All of our existing stockholders, including all of our officers and directors, have agreed to vote any shares of common stock acquired by them in this offering or in the aftermarket in favor of any business combination presented to the public stockholders. Accordingly, our existing stockholders will not be able to exercise the conversion rights described below. We will proceed with a business combination only if both:
• a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination; and
• public stockholders owning less than 20% of the shares sold in this offering both vote against the business combination and exercise their conversion rights (described below).

Our third amended and restated certificate of incorporation provides that we cannot amend these provisions without the affirmative vote of 75% of our stockholders. Our existing stockholders have agreed to vote against any such amendment. In addition, we regard the conditions to approval of the initial business combination contained in Article Fifth of our third amended and restated certificate of incorporation as obligations to our stockholders, and neither we nor our board of directors intends to take any action to modify or waive such provisions. Furthermore, we regard the disclosure in this prospectus as terms of the securities being offered under federal securities laws.
Conversion rights for stockholders voting to reject a business combination
Public stockholders voting against a business combination will be entitled to convert their stock into their pro rata share of the trust account, including $0.32 per share being held in the trust account attributable to the deferred underwriters's discount and non-accountable expense allowance, and any accrued interest earned on their portion of the trust account not previously released to us, as of two business days prior to the proposed completion of the business combination, if the business combination is approved and completed.
Liquidation if no business Combination	Pursuant to the terms of the trust agreement by and between us and Continental Stock Transfer & Trust Company and applicable provisions of the Delaware General Corporation

Law, we intend to dissolve and promptly distribute only to our public stockholders (including our initial stockholders solely with respect to any units they purchase in this offering and with respect to any shares of common stock they purchase in the aftermarket) the amount in our trust account plus any remaining net assets if we do not effect a business combination within 18 months after completion of this offering (or within 24 months from the completion of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after completion of this offering and the business combination has not yet been completed within such 18-month period). While we cannot provide investors with assurances of a specific timeframe for the dissolution and distribution, we intend to effect these actions promptly following the expiration of the time periods specified above. Pursuant to our third amended and restated certificate of incorporation, upon the expiration of such time periods, our purpose and powers will be limited to dissolving, liquidating and winding up. Consistent with such obligations, we will seek stockholder approval for any such plan of dissolution and distribution, and our directors and executive officers have agreed to vote in favor of such dissolution and distribution. If a letter of intent, agreement in principle or definitive agreement for a business combination has not been executed prior to 16 months from the date of this offering, which is two months before the initial deadline for a business combination, our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and distribution and on such date file a proxy statement with the SEC seeking stockholder approval for such plan. If, however, a letter of intent, agreement in principle or definitive agreement for a business combination has been executed prior to 18 months from the date of this offering, we will abandon our plan of dissolution and distribution and seek the consummation of that business combination. If a proxy statement seeking the approval of our stockholders for that business combination has not been filed prior to 22 months from the date of this offering, our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and distribution, and on such date file a proxy statement with the SEC seeking stockholder approval for such plan. Immediately upon the approval by our stockholders of our plan of dissolution and distribution, we will liquidate our trust account to our public stockholders and pay, or reserve for payment in accordance therewith, from funds not held in trust, our liabilities and obligations. All of our officers and directors own stock in our company, but have waived their right to receive distributions (other than with respect to units they purchase in this offering or common stock they purchase in the aftermarket) upon our liquidation of the trust account, as part of any plan of dissolution and distribution in the event we do not consummate a business combination within the required time periods. There will be no distribution from our trust account with respect to our warrants, and all rights with respect to our warrants will effectively cease upon our liquidation.

We will pay the costs of liquidation and dissolution from our remaining assets outside of the trust account. In addition, if we seek approval from our stockholders to consummate a business combination within 90 days of the expiration of 24 months (assuming that the period in which we need to consummate a business combination has been extended, as provided in our third amended and restated certificate of incorporation) from the date of this offering, the proxy statement related to such business combination will also seek stockholder approval for our board's recommended plan of dissolution and distribution, in the event our stockholders do not approve such business combination.

We expect that all costs associated with the implementation and completion of our plan of dissolution and distribution will be funded by any funds not held in our trust account, although we cannot assure you that there will be sufficient funds for such purpose. Certain of our officers have agreed to indemnify us for claims of certain vendors to the extent that we fail to obtain valid and enforceable waivers from such entities in order to protect the amounts held in trust.

We estimate that our total costs and expenses for implementing and completing our stockholder-approved plan of dissolution and distribution will be in the range of $50,000 to $75,000. This amount includes all costs and expenses relating to filing of our dissolution in the State of Delaware, the winding up of our company and the costs of a proxy statement and meeting relating to the approval by our stockholders of our plan of dissolution and distribution. We believe that there should be sufficient funds available out of the trust account to fund the $50,000 to $75,000 of expenses. In addition, certain of our officers have agreed to indemnify us for claims of certain vendors to the extent that we fail to obtain valid and enforceable waivers from such entities in order to protect the amounts held in trust.

In the event we seek stockholder approval for a plan of dissolution and distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our third amended and restated certificate of incorporation, our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose.
Escrow of management and initial Stockholders' shares
On the date of this prospectus, all of our existing stockholders, including all of our officers and directors, will place the shares they owned before this offering into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to limited exceptions (such as transfers to relatives or trusts for estate planning purposes, with the shares remaining in escrow), these shares will not be transferable during the escrow period and will not be released from escrow until one year after we have completed a business combination. The insider warrants will not be placed into the escrow account. Our initial stockholders have agreed that the warrants and the underlying securities will not be transferred by them until 30 days after we have completed a business combination.

Risks

        In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Additionally, our initial stockholders' initial equity investment is below that which is required under the guidelines of the North American Securities Administrators Association, Inc. You should carefully consider these and the other risks set forth in the section entitled "Risk Factors" beginning on page 11 of this prospectus.

SUMMARY FINANCIAL DATA

        The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. Because we have not had any operations to date, we have only presented our balance sheet data. The "as adjusted" information gives effect to the sale of the units we are offering including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale.

	July 9, 2006
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital/(deficiency)	$(227,917)	$27,563,378
Total assets	247,205	29,138,378
Total liabilities	233,827	1,575,000	(2)
Value of common stock that may be converted to cash in connection with a business combination	—	5,502,248
Stockholders' equity	13,378	22,061,130

(1)
Includes the $960,000 we will receive from the sale of the insider warrants.

(2)
Made up of the deferred underwriting discount and non-accountable expense allowance due to the underwriters. Of this amount, $.32 per share will be paid to shareholders who exercise their conversion rights.

        Working capital excludes $241,295 of costs related to this offering that we incurred prior to July 9, 2005. We recorded these deferred offering costs as a long-term asset and reclassified these costs against stockholders' equity in the "as adjusted" column.

        Our total assets amounts include the $29,100,000 being held in the trust account ($33,386,250 if the underwriters' over-allotment option is exercised in full), which will be available to us only if we complete a business combination within the time period described in this prospectus. If we are unable to do so, we will be dissolved and the proceeds held in the trust account and any remaining assets will be distributed solely to our public stockholders (including any members of our management to the extent they participate in this offering or acquire our common stock in the after market).

        We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. This means we may effect a business combination if public stockholders owning up to approximately 19.99% of the shares sold in this offering exercise their conversion rights. If this occurred and the business combination was completed, we would be required to redeem for cash up to approximately 19.99% of the 5,000,000 shares sold in this offering, or approximately 999,500 shares of common stock, at an initial per-share conversion price of $5.82 or an aggregate amount of $5,817,090 (assuming no exercise of the over-allotment option). The actual per-share conversion price will be equal to:

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  the amount in the trust account as of two business days prior to the proposed completion of the business combination, including $0.32 per share being held in the trust account attributable to the deferred underwriters' discount and non-accountable expense allowance, but excluding up to $1,025,000 of interest and other earnings on the amount in the trust account, after giving effect to applicable taxes, that has been released to us; divided by

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  the number of shares of common stock sold in this offering.

        We regard the conditions to approval of the initial business combination contained in Article Fifth of our third amended and restated certificate of incorporation as obligations to our stockholders, and neither we nor our board of directors intends to take any action to modify or waive such provisions. Furthermore, we regard the disclosure in this prospectus as terms of the securities being offered under federal securities laws.

RISK FACTORS

        An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our securities.

        We believe that the risks described below are the material risks we face.

Risks Related to our Business

        We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

        We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. In addition, Goldstein Golub Kessler LLP, our independent registered public accounting firm, has included a going concern explanatory paragraph in their report of independent registered public accounting firm and we have disclosed in Note A to our financial statements that our ability to begin planned operations is dependent upon the completion of a financing. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more operating businesses in the restaurant industry. We have not nor has anyone on our behalf, either directly or indirectly, conducted any acquisition discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any operating revenues until we complete a business combination. We cannot assure you as to when or if a business combination will occur.

        If we are unable to complete a business combination, we will be forced to liquidate our company and distribute the trust account, and you will receive $5.82 or less per share for any shares you acquire and your warrants will expire worthless.

        If we are unable to complete a business combination within the required time frame and are forced to liquidate our company, the per-share liquidation distribution will be $5.82 or less because a portion of the proceeds and interest and other earnings on amounts deposited in trust will be used for the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. We may also use a portion of the funds not being deposited in trust as a down payment or to fund a down payment, lock-up or "no-shop" provision with respect to a particular business combination, although we do not have any current intention to do so. Furthermore, there will be no distribution with respect to our outstanding warrants and, accordingly, the warrants will expire worthless if we liquidate the trust account as part of our plan of dissolution and distribution in the event we do not complete a business combination within the required time periods.

        If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders would be less than $5.82 per share.

        Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective target businesses or other entities that we engage or do business with execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, we cannot assure you that they will execute such agreements or, even if they execute such agreements, that they would be prevented from bringing claims against the trust account. In addition, we cannot assure you that such entities will agree to waive any future claims they may have in connection with any negotiations, contracts or agreements with us and that they will not seek recourse against the trust account for any reason. We may elect to enter into arrangements with such parties even if they do not execute such waivers if we believe that the arrangements would be in the best interest of our stockholders. In connection with any business combination we pursue, we will likely engage vendors to provide legal, accounting, financial advisory, investment banking, consulting, printing and proxy solicitation services. If we liquidate before we complete a business combination and distribute the proceeds held in trust to our public stockholders, then Messrs. Thomas, Creed and Culp, our initial officers and directors, severally and not jointly (one-third each) will be personally liable to pay any of our debts and obligations to vendors (which does not include, for example, third party creditors) that are owed money by us for services rendered or products sold to us in excess of the net proceeds of this offering not held in the trust account at that time, but only to the extent necessary to ensure such debts and obligations do not reduce the amount in the trust account. However, we have not taken any steps to ensure that Messrs. Thomas, Creed and Culp have sufficient funds to satisfy their obligations in respect of ensuring that the trust account is not depleted and, as a result, they may not be able to satisfy those obligations. They will not be personally liable to pay any of our debts and obligations except as described above. Among other things, they will not have liability to prospective target businesses if we do not complete a business combination with the prospective target businesses, or for claims from any entity other than vendors. Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of our public stockholders and the per-share liquidation price could be less than $5.82, due to claims of such creditors. In addition, such third party claims could result in the per share redemption price received by stockholders who vote against a business combination and elect to redeem their shares for cash being less than approximately $5.82 per share. Furthermore, in the event that our board recommends and our stockholders approve a plan of dissolution and distribution where it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the liquidation of our trust account could be liable for claims made by our creditors.

        Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

        We expect that we will dissolve and liquidate our trust account to our public stockholders if we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if certain extension criteria are satisfied). Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim and the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Although we will seek stockholder approval to liquidate the trust account to our public stockholders as part of our plan of dissolution and distribution, we do not intend to comply with those procedures. In the event that the Board recommends and the stockholders approve a plan of dissolution and distribution where it is subsequently determined that the reserve for claims and liabilities was insufficient, stockholders who received a return of funds could be liable for claims made by creditors. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our stockholders will likely extend beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

        In the event we must file for bankruptcy, we may not be able to distribute to our stockholders the liquidation amounts due them.

        If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Furthermore, a distribution of the trust proceeds to our stockholders may be viewed under applicable bankruptcy laws as either a "preferential transfer" or a "fraudulent conveyance", in which case any such distributions would become part of the bankruptcy estate and our stockholders would not receive any distributions until creditors have received their pro rata shares. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders the liquidation amounts due them.

        You will not be entitled to protections normally afforded to investors of blank check companies.

        Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may qualify as a "blank check" company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 if we successfully complete this offering and because we will file a Current Report on Form 8-K with the SEC following completion of this offering, including an audited balance sheet demonstrating this fact, we are exempt from Rule 419 under the Securities Act, which has been promulgated by the SEC to protect investors of blank check companies. Accordingly, you will not be afforded the benefits or protections of Rule 419. Because we are not subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances.

        There is no current basis for you to evaluate the possible merits or risks of the target business which we may ultimately acquire.

        There is no current basis for you to evaluate the possible merits or risks of the target business which we may ultimately acquire. We do not intend to combine with a financially unstable company, but we may combine with an entity that is in its developmental stage if we believe such company presents the potential for significant growth. However, to the extent our management's assessment of a target business proves inaccurate and we complete a business combination with a financially unstable company or, alternatively, to the extent we combine with an entity in its development stage, we may be affected by numerous risks inherent in its business operations. Although we will try to evaluate the risks inherent in a particular target business, we may not properly ascertain or assess all of the significant risk factors. An investment in our units may ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

        We may issue shares of our capital stock to complete a business combination which would reduce the equity interest of our stockholders and could cause a change in control of our company.

        Our third amended and restated certificate of incorporation authorizes the issuance of up to 50,000,000 shares of common stock, par value $0.0001 per share. Immediately after this offering and the purchase of the insider warrants (assuming no exercise of the underwriters' over-allotment option), we will have 31,935,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the purchase option granted to the underwriters). Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock to complete a business combination. The issuance of additional shares of our common stock:

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  may significantly reduce the equity interest of investors in this offering;

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  could cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use any net operating loss carry forwards, and also may result in the resignation or removal of our present officers and directors; and

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  may adversely affect prevailing market prices for our common stock.

        We may issue debt securities to complete a business combination, which debt securities may contain provisions increasing the risks involved in the conduct of our business. These provisions and related risks could include:

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  default and foreclosure on our assets if our operating income and other resources after a business combination were insufficient to pay our debt obligations;

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  acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

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  our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

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  covenants that limit our ability to take certain actions, including acquiring capital assets, making additional acquisitions, or making additional loans or other investments; and

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  our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

        An effective registration statement may not be in place when a stockholder desires to exercise warrants, thus precluding such stockholder from being able to exercise his, her or its warrant and causing such warrants to be practically worthless.

        None of the warrants included in the units offered to the public or the underwriters by this prospectus nor any of the insider warrants will be exercisable, and we may not issue shares of common stock, unless (1) at the time a holder seeks to exercise such warrants, a registration statement is effective with respect to the common stock underlying the public warrants, and (2) the common stock underlying the public warrants has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain an effective registration statement relating to common stock underlying the public warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. If a registration statement is not effective with respect to the common stock underlying the public warrants or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may be deprived of any value, the market for the warrants may be limited, the holders of warrants may not be able to exercise their warrants and the warrants may expire worthless. We are registering the sale of the common stock issuable upon exercise of the warrants, or are relying on exemptions from registration only, in the following states: Colorado, Delaware, Hawaii, Illinois, New York and Rhode Island, and will have no obligation to register the warrant shares in any other state. Because we will offer and sell the units in Florida but we will not be registering the sale of the common stock issuable upon exercise of the warrants in Florida, residents of Florida may purchase units, but may be unable to exercise their warrants absent an exemption from registration in Florida at the time of intended exercise. If we use our best efforts to register the common stock issuable upon exercise of the public warrants and to maintain an effective registration statement, as required under the warrant agreement, then the holders of such warrants will have no recourse against us if we fail to achieve such conditions. If, however, we do not use our best efforts, then we potentially will have liabilty to the investors for monetary damages resulting from such contract breach.

        In no event (whether in the case of a registration statement not being effective or otherwise) will we be required to net cash settle any warrant exercise.

        We may redeem the warrants included in the units offered by this prospectus for $0.01 under certain circumstances, even if such warrants are not then exercisable because there is no effective registration statement relating to the common stock issuable upon such exercise.

        After the later of consummation of a business combination and the first anniversary of the date of this prospectus, we will be entitled to redeem the warrants if the last sales price of our common stock equals or exceeds $8.50 for any 20 trading days within a 30 day trading period ending three days before we send the notice of redemption. The redemption price is $0.01 per warrant. Under the provisions of the warrant agreement, we would be entitled to redeem the warrants even though a registration statement with respect to the common stock underlying the warrants is not effective and the warrants are therefore not exercisable. Accordingly, your warrants may be redeemed for $0.01 at a time when you have no practical ability to exercise the warrants, even though at such time the warrants could be "in the money" at the time of such redemption. In this event, you would effectively forfeit the full value of your warrants, which may be substantial, and you would have no claim against us for all or any portion of any such value.

        The ability of our public stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

        At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder's shares of common stock converted into cash if the stockholder votes against the business combination and the business combination is approved and completed. Because we will not know how many stockholders may exercise such conversion rights, if our business combination requires us to use substantially all of our cash to pay the purchase price, we may either need to reserve part of the trust fund for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination if a larger percentage of stockholders exercise their conversion rights than we expected. That means we may not be able to complete a business combination that requires us to use greater than 80% of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

        Some or all of our current officers and directors may resign upon completion of a business combination.

        If we are able to complete a business combination we may not be able to retain our key personnel. Messrs. Thomas, Creed and Culp have advised the Company that they desire to remain actively involved in a management role with the target business following a business combination. However, it is possible that some or all of the management of the target business at the time of the business combination will remain in place in addition to or in lieu of our current management. Alternatively, we may recruit new management team members to join the target business. Moreover, our current management will only be able to remain with the combined company after the completion of a business combination if they are able to negotiate their retention as part of that combination. We have not entered into employment agreements with any of our existing management. Our management intends to negotiate to be retained post-business combination as a condition to any potential business combination; accordingly, they may look unfavorably upon or reject a proposed business combination in respect of which they would not otherwise be retained as management post-business combination.

        Our officers and directors may allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to complete a business combination.

        Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the completion of a business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours to our affairs; however, they have advised us that they expect to spend a minimum of 40% of their business time each month on pursuing our initial business combination. If our executive officers' other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote sufficient time to our business and could have a negative impact on our ability to complete a business combination.

        Our officers and directors are, and may in the future become further, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

        All of our initial officers and directors have contractual and fiduciary obligations to or are affiliated with Passport Restaurants, Inc.

        Our officers and directors may in the future become affiliated with entities, including other "blank check" companies, engaged in business activities similar to those intended to be conducted by us. Additionally, after we complete a business combination, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us as well as the other entities to which they have fiduciary obligations. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor.

        All of our officers and directors own shares of our common stock and will own warrants that will not participate in liquidation distributions and therefore they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

        All of our officers and directors own stock in our company and are purchasing insider warrants upon consummation of this offering, but have waived their right to receive distributions with respect to such stock upon our liquidation prior to a business combination. The warrants will not be exercisable unless we complete a business combination. Consequently, the pre-offering shares owned by our officers and directors and the insider warrants will be worthless if we do not complete a business combination. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business and timely completing a business combination timely. Consequently, our officers' and directors' discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders' best interest.

        Our existing stockholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the proceeds not deposited in the trust fund unless the business combination is completed and therefore they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders' best interest.

        Our existing stockholders, including all of our officers and directors, will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the available proceeds not deposited in the trust fund unless the business combination is completed. In such event, our existing stockholders may, as part of any such combination, negotiate the repayment of some or all of any such expenses, with or without interest or other compensation, which if not agreed to by the target business's owners, could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest. The financial interest of our officers and directors could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders' best interest.

        We may not be able to complete a business combination within the required time frame, in which case we would be forced to liquidate.

        We must complete a business combination with a fair market value of at least 80% of our net assets at the time of acquisition within 18 months after the completion of this offering (or within 24 months after the completion of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the completion of this offering and the business combination has not yet been completed within such 18-month period). We may not be able to find a suitable target within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline to complete a business combination. We do not have any specific business combination under consideration. We have not, directly or indirectly identified any potential targets. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable target, although we may do so following this offering. If we fail to complete a business transaction within the required time frame, we will be forced to liquidate our company.

        If a letter of intent, agreement in principle or definitive agreement for a business combination has not been executed prior to 16 months from the date of this offering, which is two months before the initial deadline for a business combination, our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and distribution and on such date file a proxy statement with the SEC seeking stockholder approval for such plan. If, however, a letter of intent, agreement in principle or definitive agreement for a business combination has been executed prior to 18 months from the date of this offering, we will abandon our plan of dissolution and distribution and seek the consummation of that business combination. If a proxy statement seeking the approval of our stockholders for that business combination has not been filed prior to 22 months from the date of this offering, our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and distribution, and on such date file a proxy statement with the SEC seeking stockholder approval for such plan.

        Upon dissolution, we will distribute to all of our public stockholders, in proportion to their respective equity interest, an aggregate sum equal to the amount in the trust account, inclusive of any interest. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares and have agreed to vote in favor of any plan of dissolution and distribution which we will present to our stockholders for vote. There will be no distribution from the trust account with respect to our warrants which will expire worthless. We will pay the costs of our dissolution and liquidation, which we currently estimate to be approximately $50,000 to $75,000, of the trust account from our remaining assets outside of the trust fund. Concurrently, we shall pay, or reserve for payment, from funds not held in trust, our liabilities and obligations, although we cannot assure you that there will be sufficient funds for such purpose. In addition, certain of our officers have agreed to indemnify us for claims of certain creditors to the extent that we fail to obtain valid and enforceable waivers from such entities in order to protect the amounts held in trust.

        Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, we will make liquidating distributions to our public stockholders as soon as reasonably possible as part of our plan of dissolution and distribution and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our stockholders will likely extend beyond the third anniversary of such dissolution. Because we will not be complying with Section 280, we will seek stockholder approval to comply with Section 281(b) of the Delaware General Corporation Law, requiring us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. As described above, we intend to have all vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. Certain of our officers have agreed to indemnify us, to the extent we do not obtain valid and enforceable waivers, for certain creditor claims in order to protect the amounts held in the trust account. In the event that the board recommends and our stockholders approve a plan of dissolution and distribution where it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the liquidation of our trust account could be liable for claims made by creditors.

        Any attempt to complete more than one transaction as our initial business combination will make the combination more difficult to complete.

        We may seek to effect business combinations with more than one target with a combined fair market value of at least 80% of our net assets at the time of such transactions. Acquisitions involve a number of special risks, including diversion of management's attention, legal, financial, accounting and due diligence expenses and general risks that transactions will not be completed. To the extent we attempt to complete more than one transaction at the same time, all of these risks will be exacerbated, especially in light of the small size of our management team and our limited financial and other resources. In addition, if our initial transaction entails simultaneous transactions with different sellers, each seller will need to agree that its transaction is contingent upon the simultaneous closing of the other transactions, which may make it more difficult for us, or delay our ability, to complete the initial transaction. As a result, if we attempt to complete our initial transaction in the form of multiple transactions, there is an increased risk that we will not be in a position to complete some or all of those transactions, which could result in our failure to satisfy the requirements for an initial transaction and force us to liquidate.

        Because there are numerous companies with business plans similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.

        Based upon publicly available information as of October 4, 2006, approximately 70 similarly structured blank check companies have completed initial public offerings since August 2003. To our knowledge, only nine of them have completed a business combination, while 29 other companies have announced they have entered into a definitive agreement for a business combination, but have not completed them. Furthermore, there are additional offerings for blank check companies with more than

$4.4 billion that would be placed in trust that are still in registration but have not completed their public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. Accordingly, there are approximately 60 blank check companies with more than $4.4 billion in trust, and potentially an additional 52 "blank checks" that are seeking to carry out a business plan similar to our business plan. While, like us, some of those companies have specific industries in which they must complete a business combination, a number of them may complete a business combination in any industry they choose. We may be subject to competition from these and other companies seeking to complete a business plan similar to ours, which will, as a result, increase demand for privately-held companies to combine with companies structured similarly to ours. Further, the fact that only nine of such companies have completed a business combination and only 29 of such companies have entered into a definitive agreement for a business combination may be an indication that there are only a limited number of attractive target businesses available to such entities or that many privately-held target businesses may not be inclined to enter into business combinations with publicly held blank check companies like us. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within such time periods, we will be forced to liquidate.

        Acquisitions that we may undertake would involve a number of inherent risks, any of which could cause us not to realize the benefits anticipated to result.

        Following our initial business combination transaction, our strategy will include expanding our assets and operations through additional combinations or acquisitions. Integrating newly-acquired businesses is expensive and time consuming. Combinations and acquisitions involve inherent risks, such as:

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  uncertainties in assessing the value, strengths and potential profitability of, and identifying the extent of all weaknesses, risks, contingent and other liabilities of, acquisition or other transaction candidates;

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  the potential of key management and employees of an acquired business;

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  the ability to achieve identified operating and financial synergies anticipated to result from a combination or acquisition;

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  problems that could arise from the integration of the acquired business or assets; and

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  unanticipated changes in business, industry or general economic conditions that affect the assumptions underlying the combination or acquisition.

        Any one or more of these factors could cause us not to realize the benefits anticipated to result from any combination or acquisition or could result in unexpected liabilities.

        Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

        Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2007. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management's evaluation of our system of internal controls. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

Risks Related to the Restaurant Industry

        Negative publicity surrounding restaurants or the consumption of beef, seafood, poultry or produce generally, or shifts in consumer tastes, could negatively impact the popularity of restaurants.

        Following our initial business combination, our success will depend, in part, upon the popularity of our food products, our ability to develop new menu items that appeal to consumers and what we believe are emerging trends in consumer preferences. We will also depend on trends toward consumers eating away from home more often. Shifts in consumer preferences away from our restaurants or cuisine, our inability to develop new menu items that appeal to consumers or changes in our menu that eliminate items popular with some consumers could harm our business and future profitability.

        The popularity of restaurants in general, and menu offerings in particular, are key factors to the success of restaurant operations. Negative publicity resulting from poor food quality, illness, injury or other health concerns, whether related to a particular restaurant or to the beef, seafood, poultry or produce industries in general (such as negative publicity concerning the accumulation of carcinogens in seafood, e-coli, Hepatitis A and outbreaks of "mad cow" or "foot-and-mouth" disease), could decrease the appeal of our restaurants to consumers. In addition, other shifts in consumer preferences, whether because of dietary or other health concerns or otherwise, could make our restaurants less appealing and adversely affect our restaurants and the restaurant industry in general.

        We may be dependent on a limited number of suppliers and our profitability will depend in part on our ability to anticipate and react to changes in food and supply costs. We may rely on one or two primary distributors of our food and paper goods. Any increases in distribution prices or failure by our distributors to perform could adversely affect our operating results. In addition, we will be susceptible to increases in food costs as a result of factors beyond our control, such as weather conditions, fuel costs and government regulations. Failure to anticipate and adjust our purchasing practices to these changes could negatively impact our business. Our ability to raise sales prices in response to rising costs may be limited, and our profitability could be adversely affected if costs were to rise substantially. Moreover, passing price increases on to our customers could result in losses in sales volume or margins in the future.

        A decline in visitors to any of the retail centers, shopping malls or entertainment centers or other areas where restaurants are typically located could negatively affect restaurant sales.

        Restaurants are primarily located in high-activity areas such as retail centers, shopping malls, lifestyle centers and entertainment centers. The success of restaurants depends on high visitor rates at these centers to attract guests to restaurants. If visitor rates to these centers decline due to economic or political conditions, anchor tenants closing in retail centers or shopping malls in which some restaurants may operate, changes in consumer preferences or shopping patterns, changes in discretionary consumer spending, increasing petroleum prices, increasing interest rates, or otherwise, restaurant unit volumes could decline and adversely affect a restaurant's results of operations.

        Regulations affecting the operation of restaurants could increase operating costs and restrict growth.

        Restaurants must obtain licenses from regulatory authorities allowing the sale of liquor, beer and wine, and each restaurant must obtain a food service license from local health authorities. Each restaurant's liquor license must be renewed annually and may be revoked at any time for cause, including violation by the restaurant ownership or employees of any laws and regulations relating to the minimum drinking age, advertising, wholesale purchasing and inventory control. In certain states, including states where a potential target may have existing restaurants or where a potential target may plan to open restaurants in the near term, the number of liquor licenses available is limited and licenses are traded at market prices. Liquor, beer and wine sales comprise a significant portion of restaurant sales. Therefore, if a potential target operates or chooses to open a restaurant in those states, the cost of a license could be significant. Obtaining and maintaining licenses is an important component of a restaurant's operations, and the failure to obtain or maintain food and liquor licenses and other required licenses, permits, and approvals would adversely impact restaurants and growth strategy.

        In addition, the Federal Americans with Disabilities Act prohibits discrimination on the basis of disability in public accommodations and employment. Although restaurants may be designed to be accessible to the disabled, reconfiguration could be required to provide service to, or make reasonable accommodations for, disabled persons.

        Litigation concerning food quality, employment practices, liquor liability and other issues could result in significant expenses to us and could divert resources from operations.

        Restaurants may receive complaints or litigation from, and incur potential liability to, guests involving food-borne illness or injury or other operational issues. Restaurants may also be subject to complaints or allegations from, and potential liability to, former, existing or prospective employees involving restaurant employment practices and procedures. In addition, restaurants are subject to state "dram shop" laws and regulations, which generally provide that a person injured by an intoxicated person may seek to recover damages from an establishment that wrongfully served alcoholic beverages to such person. Recent litigation against restaurant chains has resulted in significant judgments, including punitive damages, under "dram shop" statutes. While restaurants may carry liquor liability coverage as part of existing comprehensive general liability insurance, restaurants may still be subject to a judgment in excess of insurance coverage and may not be able to obtain or continue to maintain such insurance coverage at reasonable costs, if at all. Regardless of whether any claims against a restaurant are valid or whether a restaurant is liable, sales may be adversely affected by publicity resulting from such claims. Such claims may also be expensive to defend, may result in substantial cost of settlement or other disposition and may divert time and money away from restaurant operations, all of which could adversely affect our financial condition and results of operations.

        Labor shortages or increases in labor costs could slow growth or adversely affect results of operations.

        A restaurant's success depends in part on the ability to attract, motivate and retain a sufficient number of qualified restaurant employees, including restaurant general managers and kitchen managers, necessary to continue operations and keep pace with growth. This ability is especially critical if a potential target consists of a relatively small number of existing restaurants. If a restaurant is unable to identify and attract a sufficient number of qualified employees, it will be unable to open and operate new locations.

        Competition for qualified restaurant employees in current or prospective markets could require the payment of higher wages and benefits, which could result in higher labor costs. In addition, restaurants generally have a substantial number of hourly employees who are paid the federal or state minimum wage and who rely on tips for a significant portion of their income. Government-mandated increases in minimum wages, overtime pay, paid leaves of absence or health benefits, or increased tax reporting and tax payment requirements for employees who receive gratuities, or a reduction in the number of states that allow tips to be credited toward minimum wage requirements, could increase labor costs and reduce operating margins.

        Our failure or inability to enforce our trademarks or other proprietary rights could adversely affect our competitive position or the value of our brand.

        Following our initial business combination, we will likely own certain trademark rights and service mark registrations and proprietary rights to certain of our core menu offerings. Such trademarks and other proprietary rights may be important to our success and our competitive position. We, therefore, plan to devote appropriate resources to the protection of our trademarks and proprietary rights. The protective actions that we take, however, may not be enough to prevent unauthorized usage or imitation by others, which might cause us to incur significant litigation costs and could harm our image or our brand or competitive position.

        We also cannot assure you that third parties will not claim that our trademarks or offerings infringe the proprietary rights of third parties. Any such claim, whether or not it has merit, could be time-consuming, result in costly litigation, cause product delays or require us to enter into royalty or licensing agreements. As a result, any such claim could have a material adverse effect on our business, results of operations and financial condition.

        After we complete a business combination, we may not be able to achieve any planned expansion. If we are unable to successfully open new restaurants, our revenue growth rate and profits may be reduced.

        To successfully expand our business following our initial business combination, we must open new restaurants on schedule and in a profitable manner. Delays or failures in opening new restaurants could hurt our ability to meet our growth objectives, which may affect the expectations of securities analysts and others and thus our stock price. We cannot guarantee that we will be able to achieve our expansion goals or that new restaurants will be operated profitably. Further, any restaurants that we open may not obtain operating results similar to those of our then existing restaurants. Our ability to expand successfully will depend on a number of factors, many of which are beyond our control. These factors include:

  •
  locating suitable restaurant sites in new and existing markets;

  •
  negotiating acceptable lease terms;

  •
  generating positive cash flow from existing and new restaurants;

  •
  successful operation and execution in new and existing markets;

  •
  recruiting, training and retaining qualified corporate and restaurant personnel and management;

  •
  cost effective and timely planning, design and build-out of restaurants;

  •
  the reliability of our customer and market studies;

  •
  obtaining and maintaining required local, state and federal governmental approvals and permits related to the construction of the sites and the sale of food and alcoholic beverages;

  •
  creating customer awareness of our restaurants in new markets;

  •
  identification of under-performing restaurants and our ability to efficiently close under-performing restaurants, including securing favorable lease termination terms;

  •
  our ability to incorporate a franchising and area developer model into our strategy, if desired;

  •
  the rate of our internal growth, and our ability to generate increased revenue from existing restaurants;

  •
  competition in our markets, both in our business and in locating suitable restaurant sites;

  •
  the cost of our principal food products and supply and delivery shortages or interruptions; and

  •
  general economic conditions.

        Each of these factors could delay or prevent us from successfully executing our business strategy, which could adversely affect our growth, revenues and our results of operations.

        If internally generated cash flow from our restaurants does not meet our expectations, our business, results of operations and financial condition could be materially adversely affected.

        Following our initial business combination, our cash resources, and therefore our liquidity, will be highly dependent upon the level of internally generated cash from operations and upon future financing transactions. If cash flows from our existing restaurants or cash flows from new restaurants that we open do not meet our expectations or are otherwise insufficient to satisfy our cash needs or expansion plans, we may have to seek additional financing from external sources to continue funding our operations or reduce or cease our plans to open or franchise new restaurants. We cannot predict whether such financing will be available on terms acceptable to us, or at all.

        We may need additional capital in the future and it may not be available on acceptable terms.

        Our business may require significant additional capital in the future to, among other things, fund our operations, increase the number of Company-owned or franchised restaurants, expand the range of services we offer and finance future acquisitions and investments. Financing may not be available on terms acceptable to us, or at all. Our ability to obtain additional financing will be subject to a number of factors, including market conditions, our operating performance and investor sentiment. These factors may make the timing, amount, terms and conditions of additional financings unattractive to us. If we are unable to raise additional capital, our business, results of operations and financial condition could be materially adversely affected.

        We plan to incorporate a franchising and area developer model into our strategy.

        Following our initial business combination, if appropriate, we plan to incorporate a franchising and area developer model into our business strategy. Pursuing such a strategy involves a number of risks, including

  •
  failure to attract qualified franchises and developers;

  •
  dependence on third parties to execute our concept;

  •
  requirements of significant management time and resources;

  •
  compliance with numerous state and federal regulations.

        Our restaurants may be concentrated in a limited number of geographic regions, making us highly vulnerable to negative occurrences in these regions.

        We expect that following our initial business combination, most or all of our restaurants will be located in a limited number of geographic regions. As a result, we will be particularly susceptible to adverse trends and economic conditions in these areas. In addition, given our geographic concentration, negative publicity regarding any of our restaurants could have a material adverse effect on our business and operations, as could other regional occurrences impacting the local economies in these markets, including local strikes, adverse weather conditions, natural disasters, new or revised laws or regulations or disruption in the supply of food products.

        Our expansion in existing markets can cause sales in some of our existing restaurants to decline, which could result in restaurant closures.

        As part of our expansion strategy, we may open new restaurants in our then existing markets. Because restaurants typically draw customers from a relatively small radius them, the sales performance and customer counts for restaurants near the area in which a new restaurant opens may decline due to cannibalization, which could result in restaurant closures. In addition, new restaurants added in existing markets may not achieve the same operating performance as our then existing restaurants.

        Our expansion into new markets may present increased risks due to our unfamiliarity with the area. The restaurants we open in new geographic regions may not achieve market acceptance.

        Some of our future restaurants (acquired through our initial business combination or as part of subsequent expansion efforts) may be located in areas where we have little or no meaningful experience. Those markets may have different demographic characteristics, competitive conditions, consumer tastes and discretionary spending patterns than markets in which our management team has experience. An additional risk in expansion into new markets is the lack of market awareness of our brand. Restaurants opened in new markets may open at lower average weekly sales volumes than restaurants opened in existing markets and may have higher restaurant-level operating expense ratios than in existing markets. Sales at restaurants opened in new markets may take longer to reach average annual restaurant sales, if at all, thereby affecting the profitability of these restaurants.

        We will need to expand our management team.

        Currently, our management team consists solely of Christopher R. Thomas, Clyde E. Culp III and John M. Creed. All three intend to actively participate in our future business activities. Following completion of our initial business combination, we will need to add additional members to our team to manage our operation. In order to recruit such management, we may offer:

  •
  cash compensation, which would divert available cash from our other operational needs; and

  •
  equity-based compensation, which may have the effect of diluting your interests in the Company.

        Our failure to assimilate new members of management, the failure of the new members of management to perform effectively or the loss of any of the new members of management could have a material adverse effect on our business, financial condition and results of operations.

Risks Associated with this Offering

        Because of the significant competition for business combination opportunities, we may not be able to complete an attractive business combination within the required time frame.

        We expect to encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, as described above, and leveraged buyout funds, hedge funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors have greater technical, human and other resources than we have and our financial resources will be relatively limited when contrasted with those of many of these competitors. Our ability to compete in acquiring certain larger targets will be limited by our available financial resources. Further, the obligation we have to seek stockholder approval of a business combination may delay the completion of a transaction, and our obligation to convert into cash the shares of common stock held by public stockholders in certain instances may reduce the resources available for a business combination. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

        We will be limited by the requirement that our initial business combination must be with a business with a fair market value of at least 80% of our net assets at the time of such acquisition. This requirement will prevent us from initially targeting smaller companies, even if we believe they are attractive candidates for acquisition.

        We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

        Although we believe that the net proceeds of this offering will be sufficient to allow us to complete a business combination, since we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we complete a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

        Our existing stockholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

        Upon completion of our offering, our existing stockholders (including all of our officers and directors) will collectively own 20.0% of our issued and outstanding shares of common stock, assuming they do not purchase units in this offering and assuming no exercise of the underwriters' over-allotment option.

        Any shares of common stock acquired by existing stockholders as part of the units they purchase in the offering or in the aftermarket will be considered as part of the holding of the public stockholders. Since our officers and directors will vote any such shares in favor of any business combination they present to the stockholders, they may have considerable influence upon such a vote. When officers and directors vote in their capacities as stockholders, they are not subject to the same level of fiduciary duty that they would be if voting on a matter as an officer or director.

        Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the completion of a business combination, in which case all of the current directors will continue in office at least until the completion of the business combination. If there is an annual meeting, as a consequence of our "staggered" board of directors, only one member of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the completion of a business combination.

        Certain provisions of our certificate of incorporation may limit the rights of our stockholders to exercise control over the Company.

        Certain consent requirements of our third amended and restated certificate of incorporation may limit the ability of the stockholders to amend such provisions, since more than the typical simple majority vote is required to amend. For example, Article Fifth, which sets forth the conditions to approval of an initial business combination, requires the vote of seventy-five percent (75%) of our stockholders to be amended or repealed prior to a business combination, and our existing stockholders have agreed to vote against any such amendment. In addition, Article Tenth, which contains provisions relating to management of the corporation and election of directors, requires a vote of sixty-six and two-thirds percent (66 2/3%) to amend. Articles Eleventh and Twelfth prohibit the taking of action by written consent in lieu of a meeting following the initial public offering, and permit certain officers and directors to call special meetings, respectively, and amendment of each provision requires a vote of sixty-six and two-thirds percent (66 2/3%) to amend.

        Our existing stockholders paid an aggregate of $25,000, or $0.020 per share, for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

        The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 30% or $1.80 per share (the difference between the pro forma net tangible book value per share of $4.20 and the initial offering price of $6.00 per unit).

        Our outstanding warrants and option may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

        In connection with this offering, as part of the units, we will be issuing warrants to purchase 10,000,000 shares of common stock (assuming no exercise of the underwriters' over-allotment option) and warrants to purchase 1,500,000 warrants as part of the insider sale. We will also issue an option to purchase 105,000 units to the underwriters, which, if exercised, will result in the issuance of an additional 105,000 shares of common stock and 210,000 warrants. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants and option could make us a less attractive acquisition vehicle in the eyes of a target business as these securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants and underwriters' option may make it more difficult for us to complete a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants and option could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants and option are exercised, you may experience further dilution to the value of your shares.

        If our existing stockholders or the underwriters exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult for us to effect a business combination.

        Our existing stockholders are entitled to demand that we register, at our expense, the resale of their shares of common stock (including the shares issuable upon exercise of the insider warrants) at any time after the date on which their shares are released from escrow. In addition, our underwriters are entitled to demand that we register the sale of its securities. If our existing stockholders exercise their registration rights with respect to all of their shares of common stock (including shares issuable upon exercise of the insider warrants) then there will be an additional 2,750,000 shares of common stock eligible for trading in the public market. If the underwriters exercise their registration rights with respect to the shares of common stock issuable upon exercise of their purchase option and the warrants issuable under the purchase option, there will be an additional 315,000 shares of common stock, assuming exercise of the warrants held by the underwriters, eligible for trading in the public market. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

        If you are not an institutional investor, you may purchase our securities in this offering only if you reside within certain states and may engage in resale transactions only in those states and a limited number of other jurisdictions.

        We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Colorado, Delaware, Florida, Hawaii, Illinois, New York and Rhode Island. If you are not an "institutional investor," you must be a resident of these jurisdictions to purchase our securities in the offering. The definition of an "institutional investor" varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. In order to prevent resale transactions in violation of states' securities laws, you may engage in resale transactions only in these states and in other jurisdictions in which an applicable exemption is available or a Blue Sky application has been filed and accepted. This restriction on resale may limit your ability to resell the securities purchased in this offering and may impact the price of our securities. For a more complete discussion of the Blue Sky state securities laws and registrations affecting this offering, please see the section entitled "State Blue Sky Information" appearing elsewhere in this prospectus.

        Even if you are an institutional investor, you may purchase our securities in this offering only if you are located in a jurisdiction permitting sales of the units to institutional investors.

        We intend to have our securities quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange.

        Our securities will be traded in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, an NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included on The Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange. We cannot assure you, however, that such securities will be approved for quotation or continue to be authorized for quotation by the OTC Bulletin Board or any other market in the future, in which event the liquidity and price of our securities would be even more adversely impacted.

        There is no market for our securities. Therefore, stockholders should be aware that they cannot benefit from information about prior market history as to their decisions to invest. In addition, the price of the securities after the offering can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Furthermore, an active trading market for our securities may never develop or, if developed, may not be maintained. Investors may be unable to sell their securities unless a market can be established or maintained.

        If our common stock becomes subject to the Securities and Exchange Commission's penny stock rules, broker-dealers may experience difficulty in completing customer transactions, and trading activity in our securities may be adversely affected.

        If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the "penny stock" rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must, among other things:

  •
  make a special written suitability determination for the purchaser at least two business days prior to any transaction;

  •
  receive the purchaser's written agreement to a transaction prior to sale;

  •
  provide the purchaser with risk disclosure documents at least two business days prior to any transaction, which identify certain risks associated with investing in "penny stocks" and which describe the market for these "penny stocks" as well as a purchaser's legal remedies; and

  •
  obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a "penny stock" can be completed.

        If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

        Our directors may not be considered "independent" under the policies of the North American Securities Administrators Association, Inc. and accordingly, actions taken and expenses incurred by our officers and directors on our behalf will generally not be subject to "independent" review.

        Each of our directors owns shares of our common stock and, although no compensation will be paid to them for services rendered prior to or in connection with a business combination, they may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent that such expenses exceed the available proceeds not deposited in the trust fund, such out-of-pocket expenses would not be reimbursed by us unless we complete a business combination. Because none of our directors may be deemed "independent," we may generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Although we believe that all actions taken by our directors on our behalf will be in our best interests, we cannot assure you that this will be so. If actions are taken, or expenses are incurred that are not in our best interests, they could have a material adverse effect on our business and operations and the price of our shares.

        Because our initial stockholders' initial equity investment was only $25,000, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on development stage companies.

        Pursuant to the Statement of Policy Regarding Promoter's Equity Investment promulgated by The North American Securities Administrators Association, Inc., an international organization devoted to investor protection, any state administrator may disallow an offering of a development stage company if the initial equity investment by a company's promoters does not equal a certain percentage of the aggregate public offering price. Our promoters' initial investment of $25,000 is less than the required $860,000 minimum amount pursuant to this policy. Accordingly, state securities regulators have the discretion to disallow our offering. Additionally, the initial equity investment made by the initial stockholders may not adequately protect investors.

FORWARD-LOOKING STATEMENTS

        This prospectus includes forward-looking statements regarding, among other things, our plans, strategies and prospects, both business and financial. All statements other than statements of current or historical fact contained in this prospectus are forward-looking statements. The words "believe," "expect," "anticipate," "should," "would," "could," "plan," "will," "may," "intend," "estimate," "potential," "continue" or similar expressions or the negative of these terms are intended to identify forward-looking statements.

        We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations and business strategy. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in "Risk Factors." In light of these risks, uncertainties and assumptions, the forward-looking statements in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus.

        Our forward-looking statements speak only as of the date they are made. Neither we nor any other person assumes responsibility for the future accuracy or completeness of these forward-looking statements. Except as required by applicable law, we have no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

        We estimate that the net proceeds of this offering, not including the funds we will receive from the sale of the insider warrants (all of which will be deposited into the trust account), will be as set forth in the following table:

	Without Over- Allotment Option	Over-Allotment Option Exercised
Gross proceeds(1)	$30,000,000	$34,500,000
Offering expenses(2)
Underwriting discount (8.0% of gross proceeds, as follows: 4.75% of gross proceeds is applied at closing and 3.25% of gross proceeds is repaid to the underwriters upon consummation of a business combination)(3)	1,425,000	1,638,750
Underwriting non-accountable expense allowance (2.0% of gross proceeds without giving effect to over-allotment option, all of which is paid to underwriters upon consummation of a business combination)(4)(5)	—	—
Legal fees and expenses (including blue sky services and expenses)	175,000	175,000
Miscellaneous expenses	102,100	102,100
Printing and engraving expenses	75,000	75,000
Accounting fees and expenses	40,000	40,000
SEC registration fee	9,400	9,400
NASD registration fee	8,500	8,500

Total offering expenses	$1,835,000	$2,048,750

Net proceeds before 3.25% of deferred underwriting discount and 2.0% non-accountable expense allowance	$28,165,000	$32,451,250
Held in trust	28,140,000	32,426,250
Not held in trust	25,000	25,000

Total net proceeds before 3.25% of deferred underwriting discount and 2.0% non-accountable expense allowance	$28,165,000	$32,451,250

Total proceeds from this offering held in trust	$28,140,000	$32,426,250
Proceeds from insider warrants held in trust	960,000	960,000

Total proceeds held in trust	$29,100,000	$33,386,250

Per share (offering shares) dollars held in trust	$5.82	$5.81

Dollars held in trust as percent of offering	97.0%	96.8%

Use of net proceeds not held in trust, including net interest and other earnings on dollars held in trust
Legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination and the preparation and filing of the related proxy statement, including fees for market research or consultants used to perform due diligence, if any, and reimbursement of out-of-pocket due diligence expenses incurred by initial stockholders, officers or directors	$525,000	50.0%
Payment of administrative fee to Pacific Ocean Restaurants ($7,500 per month for two years)	180,000	17.1%
Legal and accounting fees relating to SEC reporting obligations	110,000	10.5%
Working capital to cover miscellaneous expenses, D&O insurance and reserves	235,000	22.4%

Total(6)	$1,050,000	100%

(1)
Excludes the payment of $100 from the underwriters for their purchase option, proceeds from the sale of units under the purchase option and proceeds from the exercise of any warrants.

(2)
A portion of the offering expenses have been paid from the funds loaned to us by members of our management described below. These funds (all of which have been applied to the offering expenses incurred to date) will be repaid from the gross proceeds of this offering not being deposited in trust upon completion of this offering.

(3)
For purposes of presentation, the underwriting discounts are reflected as the amounts that are payable to the underwriters upon consummation of this offering. An additional $975,000, or $1,121,250 if the over-allotment option is exercised in full, all of which will be deposited in trust following the consummation of this offering, is payable to the underwriters only if and when we consummate a business combination.

(4)
The underwriting non-accountable expense allowance of $600,000, all of which will be deposited in trust following the consummation of this offering, is payable to the underwriters only if and when we consummate a business combination.

(5)
Together, the deferred underwriting discount and the underwriting non-accountable expense allowance total $1,575,000, or $1,721,250 if the over-allotment option is exercised in full.

(6)
We currently estimate that we would require approximately $50,000 to $75,000 to implement our stockholder approved plan of dissolution and distribution in the event we do not consummate a business transaction.

        In addition to the offering of units by this prospectus, our initial stockholders—Messrs. Thomas, Culp and Creed—have committed to purchase the insider warrants (for an aggregate purchase price of $960,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The purchase price of the insider warrants was determined based on prevailing prices paid by management of Harbor Acquisition Corp. for warrants. While we believe this price to be fair, we have not obtained any independent third party valuation of these warrants. In addition, if and to the extent these warrants are exercised, you may experience further dilution to the value of your shares. We will not pay any discounts or commissions with respect to the purchase of the insider warrants. All of the proceeds we receive from these purchases will be placed in the trust account described below.

        $28,140,000, or $32,426,250 if the underwriters' over-allotment option is exercised in full, of net proceeds, plus the $960,000 we will receive from the sale of the insider warrants, will be placed in a trust account at JPMorgan Chase maintained by Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004, as trustee. This amount includes a portion of the underwriting fees and commissions and underwriters non-accountable expense allowance payable to the underwriters in this offering. The underwriters have agreed that such amounts will not be paid unless and until we commence a business combination and have waived their right to receive such payment upon our liquidation if we are unable to complete a business combination. The proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. Interest and other earnings on the proceeds held in the trust account, up to a maximum of $1,025,000, after giving effect to applicable taxes, will be released to us from time to time for general corporate purposes. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination, subject to the rights of any dissenting public stockholders to convert their stock into their pro rata share of the funds in the trust account. Any amounts not paid as consideration to the sellers of the target business and not returned to dissenting stockholders may be used to finance operations of the target business or to acquire additional businesses.

        The payment to Pacific Ocean Restaurants, Inc. ("Pacific Ocean Restaurants"), a wholly-owned subsidiary of Passport Restaurants and an affiliate of our initial stockholders, of a monthly fee of $7,500 is for certain administrative, technology and secretarial services, as well as the use of certain limited office space in Orlando. This arrangement is being agreed to by Pacific Ocean Restaurants for our benefit and is not intended to provide the initial stockholders compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Orlando metropolitan area, that the fee charged by Pacific Ocean Restaurants is at least as favorable as we could have obtained from an unaffiliated person. Upon completion of a business combination or our liquidation, we will no longer be required to pay this monthly fee. Other than this $7,500 per month administrative fee payable to

Pacific Ocean Restaurants as described above, no compensation of any kind (including finder's and consulting fees) will be paid to any of our existing stockholders, our officers or directors, or any of their affiliates, for services rendered to us prior to or in connection with the completion of the business combination. However, they will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of such reimbursable out-of-pocket expenses to officers and directors, and there will be no review of the reasonableness of the expenses by anyone other than our Board of Directors. To the extent that such expenses exceed the available proceeds not deposited in the trust fund, such out-of-pocket expenses would not be reimbursed by us unless we complete a business combination, in which event this reimbursement obligation would in all likelihood be negotiated with the owners of a target business. Because the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

        We will be required by pay to Continental Stock Transfer & Trust Company an initial acceptance fee of $1,000 and annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent for our common stock, $1,200 for acting as transfer agent for our warrants and $1,200 for acting as escrow agent. All of these fees will be paid from amounts not held in trust.

        We intend to use the excess working capital (approximately $235,000) for director and officer liability insurance premiums (approximately $180,000), with the balance of $55,000 being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf as described below. We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors and may include engaging law firms, accounting firms, market research firms and/or third party consultants. Our officers and directors will not receive any compensation for their due diligence of prospective target businesses, but will be reimbursed for any out-of-pocket expenses (such as travel expenses) incurred in connection with such due diligence activities. We believe that the excess working capital will be sufficient to cover the foregoing expenses and reimbursement costs.

        It is also possible that we could use a portion of such excess working capital to make a deposit, down payment or fund a "no-shop" provision with respect to a particular proposed business combination, although we do not have any current intention to do so. We believe the net proceeds from the offering will be sufficient to fund the evaluation, negotiation and other expenses attendant to consummating a business combination even if we make such a payment. However, in the event that such deposit were large enough (thereby depleting enough of our non-trust fund assets) or in the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available to conduct due diligence and pay other expenses related to consummating the business combination or finding another suitable business combination without securing additional financing. It is possible that our existing stockholders could advance us the additional required funds, thereby increasing the amount of excess out-of-pocket expenses that could be reimbursed following a business combination. If we were unable to secure additional financing, we would most likely fail to complete a business combination in the allotted time and would be forced to liquidate.

        Messrs. Thomas, Creed and Culp, our officers and directors, have advanced to us a total of $124,000, all of which was used to pay a portion of the expenses of this offering referenced in the line items above as "SEC registration fee," "NASD registration fee" and "legal and accounting fees and expenses." The loans bear interest at the rate of 5.0% per annum and will be payable on the earlier of one year from the date of issuance and the completion of this offering. The loans will be repaid out of the proceeds of this offering out of funds not held in the trust account.

        The net proceeds of this offering not immediately required for the purposes set forth above will only be invested in United States "government securities," defined as any Treasury Bills issued by the United States having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 so that we are not deemed to be an investment company under the Investment Company Act of 1940. The interest income derived from investment of these net proceeds (including from the net proceeds held in the trust account) during this period may be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

        We believe that, upon completion of this offering, we will have sufficient available funds, with interest and other income earned on amounts deposited in the trust account, to operate for at least the next 24 months, assuming that a business combination is not completed during that time.

        A public stockholder will be entitled to receive funds from the trust account only in the event of our liquidation or if that public stockholder were to seek to convert such shares into cash in connection with a business combination which the public stockholder voted against and which we complete. A public stockholder will be entitled to receive distributions of interest accrued on the trust account only after we have paid our expenses and claims by third party creditors have been satisfied.

DILUTION

        The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering by this prospectus or to the insider warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

        At July 9, 2006, our net tangible book value was a deficiency of approximately $227,917, or approximately ($0.18) per share of common stock. After giving effect to the sale of 5,000,000 shares of common stock included in the units we are offering by this prospectus and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at July 9, 2006 would have been $22,061,130 or $4.20 per share, representing an immediate increase in net tangible book value of $4.38 per share to the existing stockholders and an immediate dilution of $1.80 per share or 30% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is $5,502,248 less than it otherwise would have been because if we effect a business combination, the conversion right of the public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account as of two business days prior to the proposed completion of on the business combination, inclusive of any interest (net of taxes payable), divided by the number of shares sold in this offering.

        The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units and assuming that the deferred underwriting discount has been paid in full to the underwriters:

Public offering price		$6.00
Net tangible book value before this offering	$(0.18)
Increase attributable to new investors	4.38

Pro forma net tangible book value after this offering		4.20

Dilution to new investors		$1.80

        The following table sets forth information with respect to our existing stockholders, including the insider investors and the new investors (not taking into account the underwriters' purchase option):

	Shares Purchased		Total Consideration
					Average Price Per Share
	Number	Percentage	Amount	Percentage
Existing stockholders	1,250,000	20.0%	$25,000.08%		$0.020
New investors	5,000,000	80.0%	$30,000,000	99.92%	$6.00

	6,250,000	100.0%	$30,025,000	100.0%

        The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(227,917)
Proceeds from this offering before deferred underwriting discount and non-accountable expense allowance	28,165,000
Proceeds from the sale of insider warrants	960,000
Offering costs paid in advance and excluded from net tangible book value before this offering	241,295
Less: Company proceeds (excluding deferred underwriting discount and non-accountable expense allowance) held in trust subject to conversion to cash ($27,525,000 × 19.99%)	(5,502,248)
Less: 3.25% deferred underwriting discount and 2.0% non-accountable expense allowance	(1,575,000)

$22,061,130

Denominator:
Shares of common stock outstanding prior to this offering	1,250,000
Shares of common stock included in the units offered	5,000,000
Less: Shares subject to conversion (5,000,000 × 19.99%)	(999,500)

5,250,500

DIVIDEND POLICY

        We have never declared or paid any cash dividends on our common stock. We will not pay any cash dividends on our common stock prior to our business combination. After our business combination, the payment of cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, operating results, capital requirements, Delaware law, restrictions in agreements to which we are a party, and other factors that our board of directors deems relevant.

CAPITALIZATION

        The following table sets forth our capitalization at July 9, 2006 (giving effect the 1.25-to-1 stock split effected on May 4, 2006) and as adjusted to give effect to the sale of our units pursuant to this offering and from the sale of the insider warrants and the application of the estimated net proceeds derived from the sale of our units and warrants:

	July 9, 2006
	Actual	As Adjusted(1)
Notes payable to stockholders	$124,000	$—

Total debt	$124,000	—

Common stock, $0.0001 par value, -0- shares that are subject to possible conversion and 999,500 shares that are subject to possible conversion, as adjusted shares at conversion value (999,500 shares at $5.505 per share) which excludes 3.25% of deferred underwriting discount and 2.0% non-accountable expense allowance ($1,575,000 or $.315 per share)	—	$5,502,248

Stockholders' equity:
Common stock, $0.0001 par value, 50,000,000 shares authorized; 1,250,000 shares issued and outstanding; 5,250,500 shares issued and outstanding (excluding 999,500 shares subject to possible conversion), as adjusted	125	525
Additional paid-in capital	24,875	22,072,227
Deficit accumulated during the development stage	(11,622)	(11,622)

Total stockholders' equity	13,378	22,061,130

Total capitalization	$137,378	$27,563,378

(1)
Includes the $960,000 we will receive from the sale of the insider warrants.

        If we complete a business combination, the exercise of the conversion rights of our public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account as of two business days prior to the proposed completion of a business combination, but including a pro rata portion of the deferred underwriting discount and non-accountable expense allowance, divided by the number of shares sold in this offering.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

        The following is a discussion and analysis of our financial condition, results of operations and liquidity and capital resources. This section should be read together with our audited financial statements and related notes included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategies for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in, or implied by, the forward-looking statements contained in this prospectus.

        We were formed on October 3, 2005, to complete a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the restaurant industry. We intend to utilize cash from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, to complete a business combination. We do not have any specific business combination under consideration.

        The issuance of additional shares of our capital stock:

  •
  may significantly reduce the equity interest of our stockholders;

  •
  could cause a change in control of our company if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use any net operating loss carry forwards, and also may result in the resignation or removal of our present officers and directors; and

  •
  may adversely affect prevailing market prices for our common stock.

        We may issue debt securities to complete a business combination, which debt securities may contain provisions increasing the risks involved in the conduct of our business. These provisions and related risks could include:

  •
  default and foreclosure on our assets if our operating income and other resources after a business combination were insufficient to pay our debt obligations;

  •
  acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

  •
  our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

  •
  covenants that limit our ability to take certain actions, including acquiring capital assets, making additional acquisitions or making additional loans or investments; and

  •
  our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

        We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for this offering.

        We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $410,000 and underwriting discounts and a non-accountable expense allowance of approximately $3,000,000 in the aggregate, will be approximately $26,590,000, or $30,730,000 if the underwriters' over-allotment option is exercised in full. However, the underwriters have agreed that 40.6% of the underwriting discounts and 100% of the non-accountable expense allowance due will not be payable unless and until we complete a business combination. Accordingly, $28,140,000 of the net proceeds, or $32,426,250 if the underwriters' over-allotment option is exercised in full, will be held in trust and the remaining $25,000 ($25,000 if the underwriters' over-allotment option is exercised in full) in either event will not be held in trust. An additional $960,000 will also be deposited into trust upon consummation of this offering from the sale of the insider warrants described below. We will use substantially all of the net proceeds of this offering not being held in trust, together with net interest and other earnings on amounts inside the trust account, up to a maximum of $1,025,000, after giving effect to applicable taxes, to identify and evaluate prospective acquisition candidates, select the target business, and structure, negotiate and complete the business combination. The proceeds held in the trust account (subject to the rights of any dissenting public stockholders to convert their stock into their pro rata share of the funds in the trust account) as well as any other net proceeds not expended might be used to complete the business combination to finance the operations of the target business. We believe that, upon completion of this offering, the funds available to us outside of the trust account, together with net interest and other earnings on amounts inside the trust account, will be sufficient to allow us to operate for the next 24 months, assuming that a business combination is not completed during that time. Over this time period, we anticipate approximately $525,000 of expenses for the due diligence and investigation of a target business, including expenses for legal, accounting and other expenses attendant to the due diligence investigations and structuring and negotiating of a business combination (including the costs of obtaining stockholder approval), and reimbursement of out-of-pocket due diligence expenses incurred by our initial stockholders, officers and directors, $180,000 for the administrative fees payable to Pacific Ocean Restaurants ($7,500 per month for two years), $110,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $235,000 for general working capital that will be used for miscellaneous expenses and reserves, including approximately $180,000 for director and officer liability insurance premiums. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required to operate our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to complete a business combination that is presented to us. We would only complete such a financing simultaneously with the completion of a business combination.

        We are obligated, commencing on the date of this prospectus, to pay to Pacific Ocean Restaurants, a wholly-owned subsidiary of Passport Restaurants and an affiliate of our initial stockholders, a monthly fee of $7,500 for certain administrative, technology and secretarial services, as well as the use of certain limited office space in Orlando. In addition, in October and December 2005 and in March 2006, Messrs. Thomas, Creed and Culp advanced a total of $124,000 to us for payment of a portion of the offering expenses on our behalf. The loans will bear interest at the rate of 5.0% per annum and will be payable on the earlier of one year from the date of issuance and the completion of this offering. The loans will be repaid out of the proceeds of this offering not being deposited in trust.

        Our initial stockholders have agreed to purchase an aggregate of 1,500,000 warrants at $0.64 per unit (for an aggregate purchase price of $960,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering.

        We have agreed to sell to the underwriters for $100, as additional compensation, an option to purchase up to a total of 105,000 units. The units issuable upon exercise of this option will be identical to those offering in this offering, except that the warrants included in the option will have an exercise price of $6.00 per share (133 1/3% of the price of the warrants to be sold in this offering) and both the units and the warrants may be exercised on a cashless basis. This option will be exercisable by the underwriters at $7.20 per unit (120% of the price of the units to be sold in this offering) upon the later of the completion of the initial transaction and the first anniversary of the completion of this offering and will expire five years from the completion of this offering. The sale of this option will be accounted for as an equity transaction. Accordingly, there will be no net effect on our financial position or results of operations, except for the recording of the $100 proceeds from the sale. We have determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $318,000 using an expected life of five years, volatility of 58.13% and a risk-free interest rate of 5.29%. We have no trading history, and as a result it is not possible to value this option based on historical trades. To estimate the value of this option, we considered a basket of small U.S. restaurant companies. The average volatility of the representative companies was calculated to be 58.13%. Management believes that this volatility is a reasonable benchmark to use in estimating the value of this option. The actual volatility of this option will depend on many factors that cannot be precisely valued.

        Following a business combination, our future results of operations may fluctuate significantly based on a number of factors which could affect our average unit sales, including, among other factors:

  •
  our ability to execute our business and growth strategy effectively;

  •
  introduction of new menu items;

  •
  sales performance by our new and existing restaurants;

  •
  competition;

  •
  general regional and national economic conditions;

  •
  weather conditions;

  •
  natural disasters; and

  •
  consumer trends.

        Failure to manage our growth effectively could harm our business. Following our initial business combination, our existing restaurant management systems, financial and management controls and information systems may not be adequate to support our planned expansion. Our ability to manage our growth effectively will require us to continue to enhance these systems, procedures and controls. We must attract and retain talented operating personnel to maintain the quality and service levels at our existing and future restaurants. We may not be able to effectively manage these or other aspects of our expansion. We cannot assure you that we will be able to respond on a timely basis to all of the changing demands that our planned expansion will impose on management and on our existing infrastructure. If we are unable to manage our growth effectively, our business, results of operations and financial condition could be materially adversely impacted.

Quantitative and Qualitative Disclosures About Market Risk

        Market risk is a broad term for the risk of economic loss due to adverse changes in the fair value of a financial instrument. These changes may be the result of various factors, including interest rates, foreign exchange rates, commodity prices and/or equity prices. $29,100,000 of the net offering proceeds and the proceeds of the sales of the insider warrants, or $33,386,250 if the underwriters' over allotment option is exercised in full, will be deposited into a trust account at JPMorgan Chase maintained by Continental Stock Transfer & Trust Company. The proceeds held in trust will only be invested in U.S. "government securities," defined as any Treasury Bill issued by the United States having a maturity of 180 days or less. Thus, we are subject to market risk primarily through the effect of changes in interest rates on government securities. The effect of other changes, such as foreign exchange rates, commodity prices and/or equity prices, does not pose significant market risk to us.

PROPOSED BUSINESS

Introduction

        We are a recently organized Delaware corporation incorporated on October 3, 2005 in order to serve as a vehicle for the acquisition of an operating business in the restaurant industry.

        Each of our executive officers and directors, Christopher Thomas, Clyde Culp and John Creed, has over twenty-five years of experience in the restaurant and related industries. Mr. Thomas, Mr. Culp and Mr. Creed intend to actively participate in our future operations. All three men have led major acquisitions and divestitures in the restaurant industry, and Messrs. Thomas and Creed have led successful public offerings. All three have extensive operating experience with the three major categories of chain restaurants—full service, quick casual and fast food. All three have extensive experience in company operated restaurants, franchising, system growth, concept branding and concept revitalizations. Messrs. Thomas and Culp have advised the Company that after completion of this offering, they expect to spend a minimum of 40% of their business time each month on pursuing our initial business combination.

        Mr. Thomas, our President and CEO, is CEO and President of Pacific Ocean Restaurants, Inc., a restaurant operating company that acquires, grows and manages emerging, underdeveloped and under performing restaurant chains. He has served as the President and Chief Executive Officer of Sizzler U.S.A., a chain of 300 company operated and franchise operated family restaurants with annual systemwide sales in excess of $350 million. Mr. Thomas also was engaged as President of Planet Hollywood International, Inc., a publicly-held corporation, to revitalize the chain's menu and operations after it emerged from Chapter 11 reorganization.

        Mr. Culp is currently Chairman and CEO of Caribbean Restaurant Concepts, Inc., which owns and operates Pusser's Caribbean Grilles. In 2005, Mr. Culp facilitated the sale of Captain D's, a 570 unit seafood restaurant chain, for which he served as Chairman. Mr. Culp created Davco Food, Inc. in 1975 which grew to become the largest Wendy's franchisee in the world with 146 restaurants and annual sales of approximately $150 million when he sold the business in 1987. Mr. Culp served on the Board of Directors of Krystal Company, a chain of hamburger restaurants, for 19 years, was President and CEO of Long John Silvers, a 1,500 unit seafood restaurant chain with annual systemwide sales of nearly $1 billion, served as President and CEO of Embassy Suites Hotels and COO of Holiday Inns until it was sold. Mr. Culp consults with restaurant chains and he serves as a member of several Boards of Directors.

        Mr. Creed is Founder and Chairman of Pacific Ocean Restaurants, Inc. For most of his career, Mr. Creed was Chairman and CEO of Chart House Enterprises, Inc., a NYSE listed restaurant chain of dinner houses. During his tenure and under his leadership, the chain grew from 12 restaurants to 72 restaurants with annual sales in excess of $200 million.

        We intend to focus on restaurant businesses in market segments that we believe possess potential for attractive returns, either in terms of significant revenue growth opportunities or in terms of unique opportunities to expand profitability and cash flow. We believe the casual dining portion of the full service segment and the quick service segment of the restaurant industry currently provide the most attractive investment opportunity. As indicated below under "Effecting a Business Combination—Selection of a Target Business and structuring of a business combination," growth potential is a leading criterion for selecting a target. Accordingly, in light of demographic changes taking place in the United States, we expect that the casual dining portion of the full service segment and the quick service segment in particular will present the most attractive opportunities. While we have not determined all of the other desired attributes and criteria of potential targets, we will generally seek to identify targets that we believe will generate a favorable return on our investment. We will seek executive management teams who have demonstrated the ability to operate and profitably grow restaurant chains. We will look to create competitive advantages in a given market place.

        We believe that, upon completion of this offering, we will have sufficient available funds (inclusive of interest and other income earned on amounts deposited in the trust account, up to a maximum of $1,025,000, after giving effect to applicable taxes) to operate for at least the next 24 months, assuming a business combination is not completed during that time. If a business combination is completed, we may need to raise additional funds for working capital and general corporate purposes. We do not believe it will be necessary for us to raise additional funds in the next twelve months.

The Restaurant Industry

        The restaurant industry consists of two principal segments—the full service and the quick service segments. (A third segment—industrial, consisting of contract funds in schools, hospitals, hotels and the like—will not be pursued by the Company.)

        We believe that many companies involved in the restaurant industry represent attractive acquisition targets. The National Restaurant Association estimates that the restaurant industry represents approximately 4.0% of the United States' gross domestic product. The National Restaurant Association forecasts that restaurant industry sales will continue to experience growth, reaching $511 billion in 2006, which would mark the 15th consecutive year of sales growth for the industry and a 5.1% increase over 2005 sales.

        The National Restaurant Association estimates that sales in the full service segment of the U.S. restaurant industry grew approximately 5.4% per annum between 2000 and 2004, reaching approximately $165 billion in 2005, and projects that sales at full-service restaurants in the United States will increase approximately 5.2% to approximately $173 billion in 2006.

        Technomic, Inc., a national consulting and research firm, forecasts sales at U.S. full service restaurants to grow at a compounded annual rate of 5.7% from 2004 through 2008, compared to forecasted compounded annual growth of 4.8% for the total U.S. restaurant industry for the same period. According to Technomic, the varied menu category within the full-service restaurant segment of the U.S. restaurant industry is projected to grow at a 6.0% compounded annual growth rate from 2004 through 2008.

        Within the consumer food industry, studies show that over the past 50 years there has been a steady shift away from the consumption of "food-at-home" towards the purchase of "food-away-from-home." According to the National Restaurant Association, "food-away-from-home" currently represents 47% of all food purchases made by consumers and is projected to represent approximately 53% by 2010.

        We believe that this growth in purchases of "food-away-from-home" in recent times is attributable to, among other things, demographic, economic and lifestyle trends, including the following:

  •
  an increase in dual-income and single-parent families;

  •
  an increase in disposable income;

  •
  the aging of the U.S. population;

  •
  a shrinking price difference between dining out and cooking at home; and

  •
  an increased willingness by consumers to pay for the convenience of meals prepared outside their homes.

The Rise of the Chains

        In 2002, large chains for the first time captured more of the U.S. dining out market than independent restaurants. Their growth has been fueled by companies specializing in sit-down restaurants such as Cheesecake Factory (American), P.F. Chang's China Bistro (Chinese), Morton's (Steak) and Olive Garden (Italian). These and other chains have expanded throughout the country and many are publicly traded.

Full Service Restaurants

        Full service restaurants are defined as those establishments with waiter/waitress service and where an order is taken while the patron is seated. They represent approximately 37% of all restaurant sales in the U.S. Growth in this segment is driven in large part by consumer's desire for fun and enjoyment. Growth in sales, particularly at casual-dining (casual dinnerhouse) establishments, are also driven by the number of higher income households.

        In many smaller communities, the "supper club" with its aging customer base is being replaced by casual dinnerhouse restaurants. Casual attire is seen in this style of restaurant, and it appeals to all age groups, allowing intergenerational dining. Typically, it has a menu which can offer variety from hamburgers to steaks, sandwiches to entrees, appetizers to desserts and also the normal variety of alcoholic beverages. It is more likely to focus on wine or beer today with a meal as opposed to spirits. Prominent dinnerhouses include Outback Steakhouse, Red Lobster, Olive Garden, Applebee's, Chili's and T.G.I. Friday's. Other growing chains include California Pizza Kitchen, Chevy's Fresh Mex, Damon's Grill, Tony Roma's and Buffalo Wild Wing's Grill and Bar.

        Looking forward, full service restaurants are providing more options to provide consumers with fast and easy food service. A large number of these restaurants are now offering carry-out meals.

Quick Service Restaurants

        Quick service restaurants are defined as those establishments in which patrons order at a cash register, use a drive-thru or select items from a food bar. The two principal components of the quick service segment are fast food restaurants and "quick-casual" restaurants. Quick service restaurants represent approximately 30% of all restaurant sales in the U.S. Growth of these restaurants has slowed as there has been significant consolidation in the market. Stronger concepts are overtaking weaker ones, often for purposes of acquiring prime real estate. Co-branding various chains in one building has also constrained the overall growth in the number of units.

        The rapid growth in number of the "quick-casual" restaurants will have a significant impact on the overall quick service sector. Quick-casual restaurants offer foods and décor more in line with the full service casual dining experience. Quick-casual restaurants combine faster service than is offered by traditional full service casual dining restaurants with the same quality of food as offered by casual dining restaurants and superior in variety of menu offerings and flavor to fast food restaurants. These restaurants tend to do their highest sales volume during lunch and generate a higher average check than fast food restaurants. Chains from the quick-casual segment include Culvers, Pei Wei, Panera Bread, Chipotle Grill and Noodles & Company.

        The principal components of the fast food market are the major chains, including McDonalds, Wendy's International, Burger King. Taco Bell, Subway and KFC, as well as local pizzerias and other take-out restaurants. Over the past several years, sales in the fast food portion of the quick service segment have lagged those of full service restaurants. In addition, fast food restaurants' share of the quick service market has been pressured by new quick casual products offering unique new products with a perceived higher food quality and service.

        Consumers of quick service restaurants are expected to continue to desire value and convenience. Consumers desire carry-out and delivery and many view takeout as essential to their lifestyle. However, these restaurants will face continuing competition from grocery stores, convenience stores and other businesses courting the takeout market. More consumers are also becoming more value-conscious, a reflection of current economic conditions. Consumers are now expecting better value in terms of price paid, service consistency and food quality. Consumers are also more interested in using technology and many would use self-service terminals if available.

Certificate of Incorporation

        Our third amended and restated certificate of incorporation contains provisions which we may amend or which require the consent of our stockholders. Generally, a vote of the majority of our stockholders would be required to amend our certificate of incorporation. However, certain provisions require the consent of a greater percentage of stockholders. Article Fifth, which sets forth the conditions required to consummate and initial business combination, may be amended or repealed prior to an initial business combination only by the vote of seventy-five percent (75%) of the stockholders. Article Tenth, which contains provisions relating to management of the corporation and election of directors, requires a vote of sixty-six and two-thirds percent (66 2/3%) to amend. In addition, Articles Eleventh and Twelfth prohibit the taking of action by written consent in lieu of a meeting following the initial public offering, and permit certain officers and directors to call special meetings, respectively, and both provisions require a vote of sixty-six and two-thirds percent (66 2/3%) to amend. Furthermore, in Article Fourteenth we reserve the right to amend, alter, change or repeal any provision in the third amended and restated certificate of incorporation. However, we regard the conditions to approval of the initial business combination contained in Article Fifth of our third amended and restated certificate of incorporation as obligations to our stockholders, and neither we nor our board of directors will take any action to modify or waive such provisions. Furthermore, we regard the disclosure in this prospectus as terms of the securities being offered under federal securities laws.

Acquisition

        We believe that our company will succeed in consummating an initial transaction with a target or targets as a result of the following:

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  Experience with the Restaurant Industry. Our management team has experience with the three major categories of chain restaurants—full service, quick casual and fast food. All have experience in company operations, franchising, system groups, concept branding and concept revitalizations. We believe that the experience of our management team will provide us with access to a broad range of acquisition opportunities.

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  Extensive Restaurant Industry Contacts. Our management team has significant experience and contacts in the restaurant industry specifically and hospitality and food service industries generally. We believe that these contacts will provide our management team with access to acquisition and growth financing opportunities. We plan to use our contacts to identify acquisition opportunities that may not yet be available to the broader market. We intend to focus on acquisition opportunities in the casual dining, quick casual and fast food segments of the restaurant industry. While we will consider and evaluate acquisitions that have been identified in the public or private markets, we believe focusing on the origination of acquisitions may create more valuable opportunities.

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  Attractive Market Environment. We intend to target smaller and regional restaurant markets, probably in the 10-30 unit range. We believe this segment is underserved and significant opportunity for investment exists. We believe regional restaurant companies traditionally have a difficult time accessing both public and private debt and equity capital. We believe a high percentage of equity investment dollars is focused on national restaurant chains.

        In determining the proposed offering size at $30,000,000, we considered a number of factors. We plan to focus on target restaurant businesses of adequate size and footprint for growth and expansion, in the 10-30 unit range, with a quality concept, some track record and good growth potential. Based on our experience in the industry, we believe the likely target business is one where the founder/entrepreneur is looking for liquidity or has exhausted his or her skills to continue to grow the business, or a business owned by a larger company that desires to exit development of one of its smaller, possibly "non core" units. We plan to position our company to effect a business combination in the 10-30 unit range because we believe:

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  there are more acquisition opportunities in this business size range vs. larger businesses (with smaller businesses not able to properly support a public company),

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  there is less competition in this transaction size by larger equity funds and

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  target companies in this size range are likely to be proven concepts and have above average growth potential.

        As to valuation, in sizing the offering, we assumed we would acquire a 15-35 unit business, with sales of approximately $25-40 million and EBITDA of approximately $4 to $7 million, with an acquisition multiple of six times EBITDA (the 2004 median private acquisition multiple was approximately 5.7 and the 2005 median private acquisition multiple was approximately 6.4). Accordingly, we anticipate a transaction value in the range of $24-$42 million, though we reserve the right to pursue transactions that do not fall within the foregoing valuation parameters.

        The foregoing analyses are based on data available from various industry professionals (e.g., investment bankers, research firms) published and presented at various conferences and management's continuing interaction and involvement in the industry and with industry executives.

Effecting a business combination

  General

        We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to use cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting business combinations. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors in this offering will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company that does not need substantial additional capital but that desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to complete a business combination with a company that may be financially unstable or in the early stages of development or growth, which would subject us to the numerous risks inherent in such companies. While we may seek to effect business combinations or acquisitions with more than one target, we may have the ability, as a result of our limited resources, to effect only a single business combination or acquisition. To the extent we try to complete more than one transaction at the same time, all of the risks associated with acquisitions, including diversion of management's attention, legal, financial, accounting and due diligence expenses, and general risks that transactions will not be completed, will be exacerbated, especially in light of the small size of our management team and our limited financial and other resources. In addition, if our initial transaction entails simultaneous transactions with different sellers, each seller will need to agree that its transaction is contingent upon simultaneous closing of the other transactions, which may make it more difficult for us, or delay our ability, to complete the initial transaction. As a result, if we attempt to complete our initial transaction in the form of multiple transactions, there is an increased risk that we will not be in a position to complete some or all of those transactions, which could result in our failure to have targets with the required aggregate fair market value, in which event we may be forced to liquidate.

  We have not selected, approached or been approached by a target business

        To date, we have not, nor has anyone of our behalf, selected or approached, or been approached by any target business or its representatives with respect to effecting a business combination with our company. Our officers, directors, promoters and other affiliates are not currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us. Subject to the limitation that a target business has a fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business (or the segment of the restaurant industry) with which we may ultimately complete a business combination. To the extent we effect a business combination with an entity in its early stage of development or growth, including entities without established records of sales or earnings we may be affected by numerous risks inherent in the business and operations of early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

  Sources of target businesses

        We anticipate that our officers and directors as well as their affiliates will bring to our attention target business candidates. Our officers and directors expect to spend a minimum of 40% of their business time each month trying to identify or investigate potential target businesses. We believe that the various relationships they have developed over their careers, together with their direct inquiries, will generate a number of potential target businesses that will warrant further investigation.

        We do not intend to engage in a business transaction with any restaurant company in respect of which one or more of our officers or directors are currently affiliated.

        Target business candidates may also be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, leveraged buyout funds, hedge funds, attorneys, management buyout funds and other members of the financial community who are aware that we are seeking a business combination partner via public relations and marketing efforts, direct contact by management or other similar efforts and who may present solicited or unsolicited proposals.

        We do not currently expect to engage the services of brokers or professional firms that specialize in locating business acquisition opportunities on any formal basis, though we may engage these brokers or firms in the future. We may pay (from the proceeds of this offering not in trust) finders' fees or compensation to third parties for their efforts in introducing us to potential target businesses which we would negotiate at the time. Such payments, which are typically, although not always, calculated as a percentage of the dollar value of the transaction, could be paid to entities we engage for this purpose or ones that approach us on an unsolicited basis and while payment of finders' fees is customarily tied to completion of a transaction (and certainly would be in the case of an unsolicited proposal), we may pay fees to a finder whether or not a business combination is completed. In no event, however, will we pay any of our existing officers, directors or stockholders or any entity with which they are affiliated any finder's fee or other compensation for services rendered to us prior to or in connection with the completion of a business combination. In addition, none of our officers, directors, or existing stockholders will receive any finder's fee, consulting fees or any similar fees from any person or entity in connection with any business combination involving us other than any compensation or fees that may be received for any services provided following such business combination.

  Selection of a target business and structuring of a business combination

        Subject to the requirement that our initial business combination must be with a target business with a fair market value that is at least 80% of our net assets at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. In evaluating a prospective target business, our management will consider, among other factors, the following:

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  growth potential;

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  cash flow potential;

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  financial condition and results of operations;

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  capital requirements;

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  experience and skill of management and availability of additional personnel;

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  costs associated with effecting the business combination;

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  competitive position;

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  barriers to entry by competitors;

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  stage of development;

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  degree of current or potential market acceptance;

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  attractiveness of real estate;

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  geographic location; and

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  economic conditions in the area.

        These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which will be made available to us.

        Where possible, we will attempt to structure an initial transaction to achieve the most favorable tax treatment to us, the target and both companies' stockholders, taking into account other terms of the transaction. Depending on the circumstances of any acquisition, however, we may not be able structure a transaction in the most tax advantageous manner. Further, we cannot assure you that the Internal Revenue Service or appropriate state tax authorities will agree with our tax treatment of any transaction.

        The structure of a particular business combination may take the form of a merger, capital stock exchange, asset acquisition or other similar structure. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock, to complete a business combination or portfolio or real estate acquisition. Our management team has experience using both equity and debt to finance acquisitions. We believe that effective use of leverage can produce a higher return for investors than the return available from unleveraged acquisitions. It is likely that we will borrow capital in addition to using the proceeds of this offering to complete our initial transaction.

        The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. However, we will not pay any finder's or consulting fees to our existing stockholders, or any of their respective affiliates, for services rendered to or in connection with a business combination.

  Fair Market Value of Target Business

        The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets (all of our assets, including funds held in trust, less our liabilities, including deferred underwriting compensation and deferred non-accountable expense allowance) at the time of such acquisition. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Given that any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors determines that the target business has sufficient fair market value.

        To further minimize potential conflicts of interests, we have agreed not to complete a business combination with an entity which is affiliated with any of our existing stockholders.

  Possible lack of business diversification

        While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business or businesses which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is likely that we will have the ability to effect only one, or perhaps two, business combinations. Accordingly, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

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  subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination; and

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  result in our dependency upon the development or market acceptance of a single or limited number of restaurant chains.

  Limited ability to evaluate the target business's management

        Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business's management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. While it is our intention that our officers will devote their full efforts to our affairs subsequent to a business combination and that one or more of our directors will remain associated in some capacity with us following a business combination, the future role of our officers and directors in the target business cannot presently be stated with any certainty. Our current management will only be able to remain with the combined company after the completion of a business combination if they are able to negotiate and agree to mutually acceptable employment terms in connection with any such combination, which terms would be disclosed to stockholders in any proxy statement relating to such transaction. While it is possible that one or more of our non-officer directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

        Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that the managers we hire will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

  Opportunity for stockholder approval of business combination

        Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

        In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement does not apply to shares purchased following this offering in the open market by any of our existing stockholders, officers and directors; however, our initial stockholders, officers and directors have agreed to vote such shares in favor of any business combination they present to the stockholders. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights. We regard the conditions to approval of the initial business combination contained in Article Fifth of our third amended and restated certificate of incorporation as obligations to our stockholders, and neither we nor our board of directors intends to take any action to modify or waive such provisions. Furthermore, we regard the disclosure in this prospectus as terms of the securities being offered under federal securities laws.

  Conversion rights

        At the time we seek stockholder approval of any business combination, we will offer each public stockholder (but not our existing stockholders) the right to have such stockholder's shares of common stock converted into cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per-share conversion price will be equal to the amount in the trust account (calculated as of two business days prior to the completion of the proposed business combination), including $0.32 per share attributable to the the amount of deferred underwriting compensation and non-accountable expense allowance,and accrued account interest that remains, divided by the number of shares sold in this offering. The initial per-share conversion price would be $5.82, or $0.18 less than the per-unit offering price of $6.00. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. If a stockholder votes against the business combination but fails to properly exercise its conversion rights, such stockholder will not have its shares of common stock redeemed for its pro rata distribution of the trust fund. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. The funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who redeem their stock for their share of the trust account still have the right to exercise the warrants that they received as part of the units. We will not complete any business combination if public stockholders owning 20% or more of the shares sold in this offering exercise their conversion rights. Our initial stockholders are not entitled to convert those shares of common stock acquired by them prior to this offering into a pro rata share of the trust account. In addition, if our initial stockholders acquire shares of common stock following this offering in the open market, our initial stockholders have agreed to vote such shares in favor of a business combination, meaning our initial stockholders cannot exercise conversion rights that are exercisable by our public stockholders.

  Plan of dissolution and liquidation if no business combination

        Pursuant to the terms of the trust agreement between us and Continental Stock Transfer & Trust Company, and only as part of any plan of dissolution and distribution in accordance with the applicable provisions of the Delaware General Corporate Law, if we do not complete a business combination within 18 months after the completion of this offering, or within 24 months if the extension criteria described below have been satisfied, we will be dissolved and distribute to all of our public stockholders (including our existing stockholders with respect to units that they purchase in this offering or common stock they purchase in the aftermarket), in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest remaining therein, plus any remaining net assets. In the event we seek stockholder approval for a plan of dissolution and distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our third amended and restated certificate of incorporation, our board has agreed to dissolve after the expiry of those time periods (assuming that there has been no business combination consummated), and furthermore, our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose. Immediately upon the approval by our stockholders of our plan of dissolution and distribution, we will liquidate our trust account to our public stockholders. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to this offering. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of dissolution, which we currently estimate to be approximately $50,000 to $75,000, from our remaining assets outside of the trust account. In addition, certain of our officers have agreed to indemnify us for certain claims of creditors to the extent that we fail to obtain valid and enforceable waivers from such entities in order to protect the amounts held in trust.

        If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account that has not been released to the Company, the initial per-share liquidation price would be $5.82, or less, or at least $0.18 less than the per-unit offering price of $6.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could be prior to the claims of our public stockholders. Messrs. Thomas, Creed and Culp have agreed pursuant to agreements with us and the underwriters that, if we liquidate prior to the completion of a business combination, they will severally and not jointly (one-third each) be personally liable to pay debts and obligations to vendors that are owed money by us for services rendered or products sold to us in excess of the net proceeds of this offering not held in the trust account at that time, only if such vendors do not provide valid and enforceable waivers to any rights or claims to the trust account. It is our intention that all vendors, prospective target businesses and other entities that we engage will execute agreements with us waiving any right to the monies held in the trust account. Although we will seek to have all vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or, even if they execute such agreements, that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any such vendor or entity refused to execute an agreement waiving such claims, we would perform an analysis of the alternatives available to us and evaluate if such engagement would be in the best interest of our stockholders if such vendor or entity refused to execute an agreement waiving such claims, we would perform an analysis of the alternatives available to us and evaluate if such engagement would be in the best interest of our stockholders if such vendor or entity refused to waive such claims. Examples of possible instances where we may engage a vendor that refused to execute a waiver include the engagement of a consultant whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or in cases where management does not believe it would be able to find a provider of required services willing to provide the waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Furthermore, we have not taken any steps to ensure that Messrs. Thomas, Creed and Culp have sufficient funds to satisfy their obligations in respect of ensuring that the trust account is not depleted and, as a result, they may not be able to satisfy those obligations. Messrs. Thomas, Creed and Culp will not be personally liable to pay debts and obligations except as provided above.

        Among other things, they will not be personally liable to pay debts and obligations to prospective target businesses if a business combination is not completed with such prospective target businesses, or for claims from any other entity other than vendors. Accordingly, we cannot assure you that the actual per-share liquidation price will not be less than $5.82, due to claims of creditors.

        We believe the likelihood that our officers will have to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. In the event that the board recommends and our stockholders approve a plan of dissolution and distribution where it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the liquidation of our trust account could be liable for claims made by third party creditors.

        Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account we cannot assure you we will be able to return to our public stockholders the liquidation amounts due them.

        We will dissolve and liquidate our trust account to our public stockholders if we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if certain extension criteria are satisfied). Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, we will seek stockholder approval to liquidate our trust account to our public stockholders as soon as reasonably possible as part of our plan of dissolution and distribution and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our stockholders will likely extend beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

        Pursuant to, among other documents, our third amended and restated certificate of incorporation, if we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months after the consummation of this offering if the extension criteria described below have been satisfied, our purpose and powers will be limited to dissolving, liquidating and winding up. We view this obligation to dissolve and liquidate as an obligation to our stockholders and neither we nor our board of directors will take any action to amend or waive any provision of our third amended and restated certificate of incorporation to allow us to survive for a longer period of time if it does not appear we will be able to consummate a business combination within the foregoing time periods. Upon dissolution, we will distribute to all of our public stockholders, in proportion to their respective equity interest, an aggregate sum equal to the amount in the trust account, inclusive of any interest. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares and have also agreed to vote in favor of any plan of dissolution and distribution which we will present to our stockholders for vote. There will be no distribution from the trust account with respect to our warrants which will expire worthless. We will pay the costs of dissolution and liquidation, which we currently estimate to be approximately $50,000 to $75,000, from our remaining assets outside of the trust account. In addition, certain of our officers have agreed to indemnify us for claims of certain creditors to the extent that we fail to obtain valid and enforceable waivers from such entities in order to protect the amounts held in trust.

        If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the completion of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so within 24 months following the completion of this offering, we will then liquidate. Upon notice from us, the trustee of the trust account will commence liquidating the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders as part of our plan of dissolution and distribution. Our instruction to the trustee would be given promptly after the expiration of the applicable 18-month or 24-month period. Concurrently, we shall pay, or reserve for payment, from funds not held in trust, our liabilities and obligations, although we cannot assure you that there will be sufficient funds for such purpose. If there are insufficient funds held outside the trust account for such purpose, certain of our officers have agreed to indemnify us for claims of certain creditors to the extent that we fail to obtain valid and enforceable waivers from such entities in order to protect the amounts held in trust.

        Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Although we will make liquidating distributions to our stockholders as soon as reasonably possible as part of our plan of dissolution and distribution, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our stockholders will likely extend beyond the third anniversary of such dissolution. Because we will not be complying with Section 280, we will seek stockholder approval to comply with Section 281(b) of the Delaware General Corporation Law, requiring us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. As described above, we intend to have all vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of this, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is minimal.

        We expect that all costs associated with the implementation and completion of our plan of dissolution and distribution, which we currently estimate to be approximately $50,000 to $75,000, will be funded by any funds not held in our trust account.

        We currently believe that any plan of dissolution and distribution subsequent to the expiration of the 18 and 24 month deadlines would proceed in the following manner:

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  our board of directors will, consistent with its obligations described in our third amended and restated certificate of incorporation to dissolve, prior to the passing of such deadline, convene and adopt a specific plan of dissolution and distribution, which it will then vote to recommend to our stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out such plan of dissolution and distribution and the board's recommendation of such plan;

  •
  upon such deadline, we would file the preliminary proxy statement with the Securities and Exchange Commission;

  •
  if the Securities and Exchange Commission does not review the preliminary proxy statement, then 10 days following the passing of such deadline, we will mail the proxy statements to our stockholders, and 30 days following the passing of such deadline we will convene a meeting of our stockholders at which they will either approve or reject our plan of dissolution and distribution; and

  •
  if the Securities and Exchange Commission does review the preliminary proxy statement, we currently estimate that we will receive their comments 30 days following the passing of such deadline. We will mail the proxy statements to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty), and we will convene a meeting of our stockholders at which they will either approve of reject our plan of dissolution and distribution.

        In the event we seek stockholder approval for a plan of dissolution and distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our third amended and restated certificate of incorporation, our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose. If a letter of intent, agreement in principle or definitive agreement for a business combination has not been executed prior to 16 months from the date of this offering, which is two months before the initial deadline for a business combination, our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and distribution and on such date file a proxy statement with the SEC seeking stockholder approval for such plan. If, however, a letter of intent, agreement in principle or definitive agreement for a business combination has been executed prior to 18 months from the date of this offering, we will abandon our plan of dissolution and distribution and seek the consummation of that business combination. If a proxy statement seeking the approval of our stockholders for that business combination has not been filed prior to 22 months from the date of this offering, our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and distribution, and on such date file a proxy statement with the SEC seeking stockholder approval for such plan. In addition, if we seek approval from our stockholders to consummate a business combination within 90 days of the expiration of 24 months (assuming that the period in which we need to consummate a business combination has been extended, as provided in our third amended and restated certificate of incorporation) from the date of this offering, the proxy statement related to such a business combination will also seek stockholder approval for our board's recommended plan of distribution and dissolution, in the event our stockholders do not approve such a business combination. Immediately upon the approval by our stockholders of our plan of dissolution and distribution, we will liquidate our trust account to our public stockholders.

        Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if the stockholders seek to convert their respective shares into cash upon a business combination that the stockholder voted against and that is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

Competition

        In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we and our financial resources will be relatively limited when contrasted with those of many of these competitors. Further:

  •
  our obligation to convert into cash a portion of shares of common stock held by our public stockholders may reduce the resources available to us for a business combination; and

  •
  our outstanding warrants and option, and the future dilution they potentially represent, may not be viewed favorably by target businesses.

        Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that to the extent that our target business is a privately held entity, our status as a well-financed public entity and the substantial industry expense of our officer and directors may give us a competitive advantage over entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

        If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively. We will compete for customers with many well-established food service companies on the basis of taste, quality and price of product offered, customer service, atmosphere, location and overall guest experience. We will compete with other restaurants, delicatessens, cafes, bars, take-out food service companies, supermarkets and convenience stores. Aggressive pricing by our competitors or the entrance of new competitors into our markets could reduce our sales and profit margins. We expect to spend significant resources to differentiate our customer experience from the offerings of our competitors.

        Many of our potential competitors have substantially greater financial and other resources than we do, which may allow them to react to changes in pricing, marketing and the restaurant industry better than we can. As competitors expand their operations, we expect competition to intensify. We also will compete with other employers in our markets for hourly workers and may be subject to higher labor costs. There are a great number of restaurants, both locally owned and members of regional or national chains, with which a potential target may compete directly and indirectly. Some competitors may be significantly larger, have greater financial and other resources, have been in existence longer and are better established in areas where the restaurants of a potential target are, or will be, located.

Variable Conditions

        The restaurant industry is vulnerable to changes in economic and political conditions, on both national and local levels. In particular, future terrorist attacks and military and governmental responses and the prospect of future wars may exacerbate negative changes to economic conditions. When economic or political conditions worsen, guests may reduce their level of discretionary spending. We believe that a decrease in discretionary spending (including that resulting from higher consumer energy costs) could impact the frequency with which guests choose to dine out or the amount they spend on meals while dining out, thereby adversely affecting restaurant sales and results of operations. Additionally, a decrease in discretionary spending could adversely affect the ability to price menu items at favorable levels, adversely affecting sales and results of operations.

        Seasonality, inclement weather and other variable factors may adversely affect our sales and results of operations and could cause our quarterly results to fluctuate and fall below expectations of securities analysts and investors, resulting in a decline in our stock price. Our business will be subject to significant seasonal fluctuations and weather influences on consumer spending and dining out patterns. Inclement weather may result in reduced frequency of dining at our restaurants. As a result, we believe that our quarterly operating results will vary in the future.

        Other factors such as unanticipated increases in labor, commodity, energy, insurance or other operating costs may also cause our quarterly results to fluctuate.

Credit Card Sales

        In connection with credit card sales, we will transmit confidential credit card information securely over public networks and store it in our data warehouse. Third parties may have the technology or know-how to breach the security of this customer information, and our security measures may not effectively prohibit others from obtaining improper access to this information. If a person is able to circumvent our security measures, he or she could destroy or steal valuable information or disrupt our operations. Any security breach could expose us to risks of data loss, litigation and liability and could seriously disrupt our operations and any resulting negative publicity could significantly harm our reputation.

Facilities

        We maintain our executive offices at 5950 Hazeltine National Drive, Suite 290, Orlando, Florida 32822. Pacific Ocean Restaurants (a wholly-owned subsidiary of Passports Restaurants and an affiliate of our existing stockholders) has agreed to provide us with certain administrative, technology and secretarial services, as well as the use of certain limited office space at this location at a cost of $7,500 per month pursuant to a letter agreement between us and Pacific Ocean Restaurants. We believe, based on rents and fees for similar services in the Orlando metropolitan area, that the $7,500 monthly fee is at least as favorable as we could have obtained from an unaffiliated person. We consider this office space adequate for our current operations.

Employees

        We have three executive officers, Messrs. Thomas, Culp and Creed. Each of our executive officers has informed us that he intends to devote as much time as he deems necessary to our affairs of 40% of his business time (on average) each month pursuing our initial business combination. The amount of time he will devote in any time period will vary based on the availability of suitable target businesses to investigate as well as the stage of a potential business combination. We do not intend to have any full time employees prior to the completion of a business combination. Messrs. Thomas, Culp and Creed intend to actively participate in the development and management of our business.

Periodic Reporting and Audited Financial Statements

        We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, as amended, our annual reports will contain financial statements audited by our independent accountants.

        We will not acquire a target business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for the target business. Additionally, our management will provide stockholders with audited financial statements, prepared in accordance with generally accepted accounting principles, of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. Our management believes that the requirement of having available audited financial statements for the target business will not materially limit the pool of potential target businesses available for acquisition.

        We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2007. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

        There is no litigation currently pending or, to our knowledge contemplated against us, and there is no litigation currently pending or to our knowledge, contemplated against any of our officers or directors in their capacity as such.

Comparison to Rule 419 offerings

        The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering because we will (1) have net tangible assets of more than $5 million when we successfully complete this offering and (2) file a current report on Form 8-K with the SEC following completion of this offering including an audited balance sheet demonstrating this fact.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$28,140,000 of the net offering proceeds plus the $960,000 we will receive from the sale of the insider warrants will be deposited into a trust account at JPMorgan Chase maintained by Continental Stock Transfer & Trust Company	$27,858,600 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds
The $28,140,000 of net offering proceeds held in trust will only be invested in U.S. "government securities," defined as any Treasury Bills issued by the United States having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.
Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on Fair Value or Net Assets of Target Business	The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represented at least 80% of the maximum offering proceeds.
Trading of securities issued
The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately within the first 90 trading days following the date of this prospectus, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K.
No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants
The warrants cannot be exercised until the later of the completion of a business combination and one year from the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.
The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor
We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.
A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.
Business combination deadline
	A business combination must occur within 18 months after the completion of this offering or within 24 months after the completion of this offering if a letter of intent, agreement in principle or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period.	If an acquisition has not been completed within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

Release of funds
The proceeds held in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.
The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time. See "Risk Factors—Risks Related to our Business—You will not be entitled to protections normally afforded to investors of blank check companies."
Interest on funds
Interest and other income on the proceeds held in the trust account will be released from time to time to the Company for general corporate purposes, up to a maximum of $1,025,000, after giving effect to applicable taxes.
Interest on the proceeds in the trust account would be held in the trust account until the funds are released. If the funds are released to a purchaser of the units, the interest earned on the funds would be received by the purchaser.

MANAGEMENT

Directors and Executive Officers

        Our current directors and executive officers are as follows:

Name	Age	Position
Christopher R. Thomas	57	Chief Executive Officer, President and Director
Clyde E. Culp III	63	Executive Vice President and Chairman of the Board of Directors
John M. Creed	69	Vice President, Secretary and Director
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  Christopher R. Thomas has over 20 years of chain restaurant experience, including operations, concept and menu development, franchise relations and finance and revitalization turn-around efforts. Since June 2003, he has served as Chief Executive Officer, President and Director of Passport Restaurants, Inc., a restaurant holding company whose common stock is traded on the NASD pink sheets. Since October 2001, Mr. Thomas has served as Chief Executive Officer of Pacific Ocean Restaurants, Inc., a southern California based restaurant operating company, which acquires, grows and manages emerging, underdeveloped and underperforming restaurant chains. In 2005, Pacific Ocean Restaurants became a subsidiary of Passport Restaurants. From May 2000 until September 2001, he was engaged as President of Planet Hollywood International, Inc., a publicly held company. Prior to Mr. Thomas' joining Planet Hollywood, it had faced significant operational and financial challenges which resulted in its filing for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code in October 1999. Planet Hollywood emerged from bankruptcy in May 2000 and Mr. Thomas joined the company in an attempt to improve its operations. In October 2001, Planet Hollywood refiled for bankruptcy protection under Chapter 11. From January, 1997 through July, 1999, Mr. Thomas was President and Chief Executive Officer of Sizzler USA, a chain of 300 company and franchise family restaurants with annual systemwide sales in excess of $350 million. As CEO of Sizzler USA, Mr. Thomas led a turnaround of the domestic Sizzler business by re-positioning the Sizzler concept as the basis for a revitalization of its menu, facilities, operations, marketing, purchasing, employee recruitment and training. As a result, the Sizzler domestic division produced same store sales increases after 27 quarters of declines and produced annual profits in excess of $8 million after annual losses of more than $10 million. From April, 1984 to July, 1999, he was Executive Vice President and Chief Financial Officer of Sizzler International, Inc., a New York Stock Exchange listed company. In 1996, Mr. Thomas created and implemented a corporate reorganization plan which reduced management and other costs, resulting in overhead savings of approximately $14.5 million (61%). In addition, while at Sizzler International, Inc., Mr. Thomas was responsible for multiple public debt and equity offerings, including offerings in international markets, and major acquisitions and divestitures including the sale of the domestic KFC division at approximately 19 times net earnings or $122 million (209 restaurants with annual sales of approximately $129 million), the sale of Collins Foods Service ($300 million in annual sales) and the purchase and sale of Naugles, Inc. (200 restaurants) among others. Mr. Thomas served as Chairman of the California Restaurant Association from 2001 to 2002. He is a Magna Cum Laude graduate of the University of Southern California, Los Angeles, California, where he earned a Bachelor of Science degree.

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  Clyde E. Culp III from 1967 to 1971, Mr. Culp started his career in Marketing Brand Management at Procter and Gamble. Culp began his hospitality experience in 1971 as Executive Vice President of Krystal Co., a chain of hamburger restaurants, and served on its Board until 1990. In 1975, he created Davco Foods with five partners. As CEO, Mr. Culp directed Davco's growth to become the largest franchisee of Wendy's hamburger restaurants in the world with 146 units and sales of approximately $150 million when he sold the business in 1987.

    Beginning in 1988, Mr. Culp worked for Promus Hotel Company, first as Chief Operating Officer of Holiday Inn Hotels, until it was sold in 1990, and then as CEO of Embassy Suites Hotels from 1990 to 1993. From 1993 to June 1996, he served as President and CEO of Long John Silver's, a chain of 1500 owned and franchised fast serve seafood restaurants with nearly $1 billion in systemwide sales. Mr. Culp has been involved in a number of businesses since 1996. He served as acting chairman of Tanners Restaurant Group, a pink sheet traded restaurant company, from October 1996 to March 1999, when he resigned. With new owners, Tanners subsequently filed for bankruptcy protection the following year. Mr. Culp served as a director of Uptown Restaurant Group, a pink sheet traded company that owned N.Y. Burritos, from January 2000 through July 2002, when it was sold. He served as acting Chairman of Jaguar Resorts, a pink sheet traded developer of luxury membership resorts and spas, from September 2003 to September 2005. He served as an advisor to the Shoneys chain, with approximately 350 restaurants, and Captain D's restaurant chain, with approximately 550 restaurants, from April 2001 to April 2004, when he became Chairman of Captain D's in order to facilitate the sale of the chain, which was sold in December 2004. He is also a director of Passport Restaurants, Inc.

    Since January 2004, Mr. Culp has been a Director of Annapolis Bancorp, a publicly traded bank. Additionally, he sits on the Boards and has financial interests in several privately held companies including N.Y. Fresh Deli, a franchise deli concept and Caribbean Restaurant Concepts, where he also serves as Chairman. He was majority owner and Chairman of McHenry Metals Golf Designs, a manufacturer of premium drivers and putters until sold in 2003. Culp has regularly participated in various capacities on civic and educational institution boards.

    Mr. Culp graduated from The College of William and Mary in 1965 and received an MBA in 1967 from New York University in marketing and finance.

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  John M. Creed founded Pacific Ocean Restaurants, Inc., a southern California based restaurant operating company which acquires, grows and manages emerging, underdeveloped and underperforming restaurant chains, in 1996, and has more than 30 years experience in the restaurant industry. In 2005, Pacific Ocean Restaurants became a subsidiary of Passport Restaurants, Inc., a publicly held restaurant holding company. He currently serves as a director and as Chairman of Passport Restaurants. From 1968 until April, 1996, Mr. Creed served in various capacities, lastly as Chairman and Chief Executive Officer, of Chart House Enterprises, Inc., a NYSE listed restaurant chain of dinner houses. During his tenure and under his leadership, the chain grew from 12 to 72 units with annual sales exceeding $200 million. He also served as President and Chief Operating Officer of Diversifoods, Inc., a large multi-branded public company with sales in excess of $800 million and comprised of 800 Godfather's Pizzas, 500 Burger King restaurants, 100 Luther's Bar-B-Q restaurants and several other small chains, from January 1985 through November 1985. Mr. Creed has successfully led initial public offerings and management leveraged buy-outs of large and small restaurant chains, including Chart House, and led numerous chain restaurant acquisitions and divestitures including Luther's Bar-B-Q, Island's Hamburgers, Paradise Bakery and Cork `n Cleaver. Mr. Creed has deep experience in both fast food and casual dining.

        Messrs. Thomas and Culp have advised the Company that after completion of this offering, they expect to spend a minimum of 40% of their business time each month on pursuing our initial business combination.

        Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Mr. Culp, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Mr. Creed, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Mr. Thomas, will expire at the third annual meeting. These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition.

Executive Compensation

        No executive officer has received any cash compensation for services rendered. Commencing on the effective date of this prospectus through the acquisition of a target business, we will pay Pacific Ocean Restaurants, a wholly-owned subsidiary of Passport Restaurants and an affiliate of our existing stockholders, a fee of $7,500 per month for providing us with certain administrative, technology and secretarial services, as well as the use of certain limited office space in Orlando, Florida. However, this arrangement is not intended to provide these individuals compensation in lieu of a salary. Other than this $7,500 per-month fee, no compensation of any kind, including finder's and consulting fees, will be paid to any of our existing stockholders, our officers or directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, our existing stockholders will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. If none of our directors are deemed "independent," we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. In addition, each of our existing stockholders and directors will be reimbursed for the advances they made to us on or prior to March 6, 2006 to cover certain expenses of this offering on the earlier of the first anniversary of such advances and the completion of this offering.

        After a business combination, such individuals may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to the stockholders.

Conflicts of Interest

        Potential investors should be aware of the following potential conflicts of interest:

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  None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

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  In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

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  Our officers and directors have management, consulting or director roles at Passport Restaurants, Inc., a casual dining company that may from time to time pursue opportunities that may be of potential interest to us.

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  Our officers and directors may in the future become affiliated with other entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

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  Since our directors own shares of our common stock, and will own shares and warrants included in the insider warrants which, as a practical matter, will be worthless to them if a business combination is not completed, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, completing a business combination on a timely basis and securing the release of their stock.

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  If management negotiates their retention as a condition to any potential business combination, management may look unfavorably upon or reject a business combination with a potential target whose owners refuse to retain members of management post-business combination.

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  In the event management were to make substantial loans to us in excess of the amount outside the trust fund, they may look unfavorably upon or reject a business combination with a potential target whose owners refuse to repay such amounts.

        In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

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  the corporation could financially undertake the opportunity;

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  the opportunity is within the corporation's line of business; and

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  it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

        Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

        In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers has agreed, until the earlier of a business combination, our liquidation or such time as he ceases to be an officer, to present to us for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary obligations he might have. Accordingly, our efforts will be limited to management's future associations with companies in our industry focus. However, our directors are not under any such obligation. Accordingly, they may face conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor.

        In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock which were owned prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution but only with respect to those shares of common stock acquired by them prior to this offering. Our existing stockholders, including all of our officers and directors, who purchase shares of our common stock in this offering or in the aftermarket have agreed to vote such shares in favor of a business combination presented to the stockholders. Accordingly, our existing stockholders will not be eligible to exercise the conversion rights that are available to our public stockholders.

        To further minimize potential conflicts of interest, we have agreed not to complete a business combination with an entity which is affiliated with any of our existing stockholders.

PRINCIPAL STOCKHOLDERS

        The following table sets forth information regarding the beneficial ownership of our common stock as of September 21, 2006, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus and the insider warrants (assuming the persons listed below do not purchase units in this offering), by:

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  each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

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  each of our officers and directors; and

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  all our officers and directors as a group.

        Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Percentage of ownership is based on 1,250,000 shares of common stock outstanding on September 21, 2006 and 6,250,000 shares of common stock outstanding after the completion of this offering (excluding shares underlying the over-allotment option, the warrants and the purchase option granted to the underwriters).

	Before Offering and Insider Purchases		After Offering and Insider Purchases
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Approximate Percentage of Outstanding Common Stock	Approximate Percentage of Outstanding Common Stock
Christopher R. Thomas	416,667	33.33%	6.67%
Clyde E. Culp III	416,667	33.33%	6.67%
John M. Creed	416,666	33.33%	6.67%
All directors and executive officers as a group (3 individuals)	1,250,000	100.0%	20.0%

(1)
The business address of each of such individuals is 5950 Hazeltine National Drive, Suite 290, Orlando, Florida 32822.

(2)
Does not include 500,000 insider warrants to be acquired by each of the named holders concurrently with the closing which are not exercisable and will not become exercisable within 60 days.

        Immediately after this offering, our existing stockholders, which include all of our officers and directors, collectively, will beneficially own 20.0% of the then issued and outstanding shares of our common stock, assuming none of them purchases any units offered by this prospectus and not giving effect to the insider warrants. As a result, these stockholders may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

        All of the shares of our common stock outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earlier of:

  •
  one year after the date we consummate a business combination; and

  •
  our liquidation.

        During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their immediate families, trusts established for the benefit of such holders or members of their immediate families, other entities wholly owned by stockholders or members of their immediate families, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock. We will not declare any cash dividends prior to the completion of a business combination. If we liquidate prior to completing a business combination, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.

        Our initial stockholders have committed to purchase the insider warrants (for an aggregate purchase price of $960,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The purchase price of the insider warrants was determined based on prevailing prices paid by management of Harbor Acquisition Corp. for warrants. While we believe this price to be fair, we have not obtained any independent third party valuation of these warrants. In addition, if and to the extent these warrants are exercised, you may experience further dilution to the value of your shares. The insider warrants will not be placed into the escrow account along with the common stock. The insider warrants will be identical to the warrants included in the units being offered by this prospectus except that the warrants underlying such units may be exercisable on a cashless basis so long as such warrants are held by our initial stockholders or their affiliates and such warrants will be entitled to separate SEC registration rights. Additionally, such individuals have agreed that the insider warrants and underlying securities will not be sold or transferred by them until 30 days after we have completed a business combination, except such individuals will be permitted to sell or transfer the insider warrants and underlying securities to their immediate families, trusts established for the benefit of such individuals or members of their immediate families and other entities wholly-owned by such individuals or members of their immediate families. Such agreements are contained in the subscription agreements between each initial stockholder and our company. Each of the parties to these agreements has agreed with the underwriters that the terms of such agreements may not be amended or waived without the prior written consent of the underwriters.

        Messrs. Thomas, Creed and Culp will be deemed to be our "promoters" as defined under the Federal securities laws.

CERTAIN TRANSACTIONS

        On October 14, 2005, we issued 1,250,000 shares (as adjusted for our May 4 stock split) of our common stock to the individuals set forth below for $25,000 in cash, at an average purchase price of $0.020 per share, as follows:

Name	Number of Shares	Relationship to Us
Christopher R. Thomas	416,667	Chief Executive Officer, President and Director
Clyde E. Culp III	416,667	Executive Vice President and Chairman of the Board of Directors
John M. Creed	416,666	Vice President, Secretary and Director

        The holders of the majority of these shares will be entitled to make up to two demands that we register these shares and the shares underlying the insider warrants pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

        Pacific Ocean Restaurants, a subsidiary of Passport Restaurants and an affiliate of Messrs. Thomas, Culp and Creed, our existing stockholders, has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us certain administrative, technology and secretarial services, as well as the use of certain limited office space in Orlando, Florida, as we may require from time to time. We have agreed to pay Pacific Ocean Restaurants $7,500 per month for these services. The individuals named above are directors and stockholders of (and in the case of Mr. Thomas, CEO and President) Passport Restaurants and, as a result, will benefit from the transaction to the extent of their interest in such entities. As of April 30, 2006, Mr. Thomas beneficially owns approximately 4.8%, Mr. Creed beneficially owns approximately 3.7% and Mr. Culp beneficially owns approximately 3.3% of the outstanding common stock of Passport Restaurants. (No members of their respective families beneficially own any interests in Passport Restaurants.) However, this arrangement is solely for our benefit and is not intended to provide these individuals compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Orlando metropolitan area, that the fee charged by Pacific Ocean Restaurants is at least as favorable as we could have obtained from an unaffiliated person. However, as our directors are not deemed "independent," we will not have had the benefit of disinterested directors approving this transaction.

        In October 2005, December 2005 and March 2006, Messrs. Thomas, Creed and Culp advanced a total of $124,000 to us to cover expenses related to this offering. The loans bear interest at the rate of 5.0% per annum and will be payable on the earlier of one year from the date of issuance and the completion of this offering. We intend to repay these loans from the proceeds of this offering not being deposited in trust. The 5% interest is for the use of funds, and is not intended to provide these individuals compensation in lieu of or in addition to salary. We believe, based on the prevailing prime rate, that the interest rate is at least as favorable as we could have obtained from an unaffiliated person. However, as our directors are not deemed "independent," we will not have had the benefit of disinterested directors approving this transaction.

        We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

        Other than the $7,500 per-month administrative fee and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finder's and consulting fees, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

        All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our disinterested "independent" directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case, who had access, at our expense, to our attorneys or independent legal counsel.

DESCRIPTION OF SECURITIES

General

        We are authorized to issue 50,000,000 shares of common stock, par value $0.0001 per share. As of the date of this prospectus, 1,250,000 shares of common stock are outstanding, all of which are held by Messrs. Thomas, Creed and Culp.

Units

        Each unit consists of one share of common stock and two warrants, which units can trade immediately following the effectiveness of the registration statement of which this prospectus is a part. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the 90th day after the date of this prospectus unless the underwriters inform us of their decision to allow earlier separate trading, which will be based on their assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading patterns of, and demand for, our securities in particular, provided that, in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the completion of this offering. The audited balance sheet will also reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If a material portion of the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K with the SEC to provide updated financial information to reflect the exercise of the over-allotment option.

Common Stock

        Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering and shares included in the insider warrants in accordance with the majority of the shares of common stock voted by the public stockholders. Shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors will be voted in favor of any business combination presented to the public stockholders. Additionally, our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

        We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights discussed below.

        Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. The classification of our board of directors and the limitations on the removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of us.

        If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest remaining therein, and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have agreed to waive their rights to share in any distribution with respect to common stock owned by them prior to the offering and shares included in the insider warrants if we are forced to liquidate prior to a business combination.

        Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted into cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Warrants

        No warrants are currently outstanding.

        Each warrant included as part of the units in this offering entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

  •
  the completion of a business combination; and

  •
  one year from the date of this prospectus.

        The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

        With respect to the insider warrants, so long as such warrants are held by our initial stockholders or their affiliates, the holder of such warrants may exercise them on a "cashless basis." In such case, the holder could pay the exercise price by surrendering its warrant for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock multiplied by the difference between the exercise price of the warrants and the "fair market value" (as defined) and (y) the fair market value. The insider warrants will not be placed into the escrow account along with the insider shares of common stock, but our initial stockholders have agreed that the insider warrants and the underlying securities will not be transferred by them until 30 days after the completion of a business combination. The purchase price of the insider warrants was determined based on prevailing prices paid by management of Harbor Acquisition Corp. for warrants. While we believe this price to be fair, we have not obtained any independent third party valuation of these warrants. In addition, if and to the extent these warrants are exercised, you may experience further dilution to the value of your shares.

        We may call the warrants (including any warrants issued upon exercise of the purchase option to be granted to the underwriters) for redemption:

  •
  in whole and not in part;

  •
  at a price of $0.01 per warrant at any time after the warrants become exercisable;

  •
  Upon not less than 30 days' prior written notice of redemption to each warrant holder; and

  •
  if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

        We have established these criteria to provide warrant holders with a premium to the initial warrant exercise price as well as a cushion against a negative market reaction, if any, to our redemption call. If these conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his or her warrant prior to the date scheduled for redemption; however, we cannot assure you that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

        The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

        The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

        The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

        None of the warrants included in the units offered by this prospectus (including those units issuable to the underwriters upon exercise of the underwriters purchase option) nor any of the insider warrants will be exercisable unless (1) at the time a holder seeks to exercise such warrant, a registration statement is effective with respect to the common stock underlying the public warrants and (2) the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and maintain an effective registration statement relating to common stock underlying the public warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. If a registration statement with respect to the common stock underlying the public warrants is not effective or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may be deprived of any value, the market for the warrants may be limited, the holders of warrants may not be able to exercise their warrants and the warrants may expire worthless.

        No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Purchase Option

        We have agreed to sell to the underwriters for $100 an option to purchase up to a total of 105,000 units at a per unit price of $7.20 (120% of the price of the units sold in the offering). This option is exercisable commencing on the later of completion of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the exercise price of the warrants underlying the underwriters' purchase option is $6.00 (133 1/3% of the exercise price of the warrants included in the units sold in the offering) and both the units and warrants will feature a "cashless exercise" provision, permitting the underwriters to exercise the units or warrants, as applicable, by accepting a "net" number of securities, without payment of any cash. The warrants underlying this option, like all of the warrants, are exercisable commencing on the latter of completion of a business combination and one year from the date of this prospectus, and expiring four years from the date of this prospectus.

Dividends

        We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. After the completion of a business combination, the payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then current board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends prior to our business combination.

Our Transfer Agent and Warrant Agent

        The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Shares Eligible for Future Sale

        Immediately after this offering, we will have 6,250,000 shares of common stock outstanding, or 7,000,000 shares if the underwriters' over-allotment option is exercised in full. Of these shares, the 5,000,000 shares sold in this offering, or 5,750,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. The initial 1,250,000 shares held by our initial stockholders are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those will be eligible for sale under Rule 144 prior to October 14, 2006. Notwithstanding this rule, all of those shares have been placed in escrow and will not be transferable for a period of one years from the date we complete a business combination and will only be released prior to that date subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death, while in each case remaining subject to the escrow agreement, and will only be released prior to that date if we are forced to liquidate, in which case the shares would be destroyed, or if we were to complete a transaction after the complete of a business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property. None of the insider warrants will be placed in escrow; however, our initial stockholders have agreed with our company and the underwriters that the insider warrants and underlying securities will not be sold or transferred by them until 30 days after we have completed a business consideration, subject to certain limited exceptions as described above.

  Rule 144

        In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed 1% of the number of shares of common stock then outstanding, which will equal 62,500 shares immediately after this offering (or 70,000 if the underwriters exercise their over-allotment option).

        Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

  Rule 144(k)

        Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

  SEC Position on Rule 144 Sales

        The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an "underwriter" under the Securities Act when reselling the securities of a blank check company.

Accordingly, Rule 144 may not be available for the resale of those securities despite technical compliance with the requirements of Rule 144, in which event the resale transactions would need to be made through a registered offering.

  Registration Rights

        The holders of our 1,250,000 issued and outstanding shares of common stock on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to make up to two demands that we register these shares, the insider warrants and the shares issuable upon exercise of the insider warrants. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow (in the case of the insider warrants and the warrant shares, 30 days after consummation of a business combination). In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow (in the case of the insider warrants and the warrant shares, 30 days after consummation of a business combination). We will bear the expenses incurred in connection with the filing of any such registration statements.

        In addition, the holders of the units, underlying warrants or common stock issuable under the underwriters' purchase option are entitled to make one demand that we register these securities at the election of the holders of a majority of such securities. These holders also have certain "piggy-back" registration rights. We will bear the expenses incurred in connection with the filing of such registration statement.

Delaware Anti-takeover Law

        We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a "business combination" with:

  •
  a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an "interested stockholder");

  •
  an affiliate of an interested stockholder; or

  •
  an associate of an interested stockholder,

        for three years following the date that the stockholder became an interested stockholder. A "business combination" includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

  •
  our board of directors approves the transaction that made the stockholder an "interested stockholder," prior to the date of the transaction;

  •
  after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares; or

  •
  on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

        This statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire us.

UNDERWRITING

        Subject to the terms and conditions contained in an underwriting agreement dated October     , 2006, we have agreed to sell to each of the underwriters named below, and each of the underwriters, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:

Underwriters	Number of Units
Ladenburg Thalmann & Co. Inc.
Capital Growth Financial, LLC

Total	5,000,000

        A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

        This offering will be underwritten on a firm commitment basis. The underwriters propose to offer our units, comprised of one share of common stock and two warrants, directly to the public at the public offering price set forth on the cover page of this prospectus. Any units sold by the underwriters to securities dealers will be sold at the public offering price less a selling concession not in excess of $            per share. The underwriters may allow, and these selected dealers may re-allow, a concession of not more than $            per share to other brokers and dealers.

        The underwriters' obligation to purchase units is subject to conditions contained in the underwriting agreement. The underwriters are obligated to purchase all of the units that they have agreed to purchase under the underwriting agreement, other than those covered by the over-allotment option, if they purchase any units. The offering of the units are made for delivery when, as and if accepted by the underwriters and subject to prior sale and to withdrawal and cancellation of the offering without notice upon mutual agreement of our company and the underwriters, the underwriters upon our failure to satisfy any condition contained in the underlying agreement or the occurrence of certain customary "termination" events or by either party upon certain indemnity defaults specified in the underwriting agreement. The underwriters reserve the right to reject any order for the purchase of units.

        We have determined, based upon a Black-Scholes model, that the fair value of the underwriters' option to purchase up to 105,000 units would be approximately $318,000 on the date of sale using an expected life of five years, volatility of 58.13% and a risk-free interest rate of 5.29%.

        The following table summarizes the public offering price, underwriting discount to be paid to the underwriter by us, and the proceeds, before expenses, to us. This information assumes either no exercise or the full exercise, as applicable, by the underwriters of their over-allotment option. This information further assumes full payment of the underwriter's discount and non-accountable expense allowance out of the proceeds of the proposed offering placed in trust.

        The following table shows the public offering price, underwriting discount to be paid by us to the underwriters, the expense allowance and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

		Total
	Per unit	With no Exercise of Over-Allotment Option	With Full Exercise of Over-Allotment option
Public offering price	$6.00	$30,000,000	$34,500,000
Underwriting discount and commissions(1)	$0.48	$2,400,000	$2,760,000
Non-accountable expense allowance(2)	$0.12	$600,000	$600,000
Proceeds before expenses(3)	$5.40	$27,000,000	$31,140,000

(1)
40.6% of the underwriting discounts and commissions (that is $975,000 or $1,121,250 if the over-allotment option is exercised in full) will not be payable unless and until we complete a business combination. The underwriters have waived their right to receive such payment upon our liquidation if we are unable to complete a business combination.

(2)
The non-accountable expense allowance will not be payable unless and until we complete a business combination. The underwriters have waived their right to receive such payment upon our liquidation if we are unable to complete a business combination.

(3)
We have agreed to pay certain expenses incurred by the underwriters. The offering expenses are estimated at $410,000, inclusive of the $30,000 underwriters' counsel blue sky fee and $7,500 due diligence expense. The NASD has determined that (a) the reimbursement of these expenses and (b) the underwriters purchase option, each constitute compensation for purposes of determining the reasonableness of underwriting compensation pursuant to Rule 2710(c) of the NASD Conduct Rules.

State Blue Sky Information

        We will offer and sell the units to retail customers only in Colorado, Delaware, Florida, Hawaii, Illinois, New York and Rhode Island. We will not offer or sell any units in Maryland or Indiana. In New York and Hawaii, we have relied on exemptions from the state registration requirements. In the other states, we have applied to have the units registered for sale and will not sell the units in these states until such registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

        We are registering the sale of the common stock issuable upon exercise of the warrants, or are relying on exemptions from registration, only in the following states: Colorado, Delaware, Hawaii, Illinois, New York and Rhode Island, and will have no obligation to register the warrant shares in any other state. Because we will offer and sell the units in Florida but we will not be registering the sale of the common stock issuable upon exercise of the warrants in Florida, residents of Florida may purchase units, but may be unable to exercise their warrants absent an exemption from registration in Florida at the time of exercise.

        If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except Idaho and Oregon may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an "institutional investor" varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

        Under the National Securities Markets Improvement Act of 1996, the resale of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, are exempt from state registration requirements because we will file periodic and annual reports under the Securities Exchange Act of 1934. However, states are permitted to require notice filings and collect fees with regard to these transactions and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid.

        Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Oklahoma, Pennsylvania, South Carolina, South Dakota, Utah, Virginia, Washington, West Virginia, Wisconsin and Wyoming either do not presently require any notice filings or fee payments or have not yet issued rules or regulations indicating whether notice filings or fee payments will be required.

        The District of Columbia, Illinois, Maryland, Michigan, Montana, New Hampshire, North Dakota, Ohio, Oregon, Puerto Rico, Rhode Island, Tennessee, Texas and Vermont currently permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings and fees have been submitted. As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

        Under the National Securities Markets Improvement Act, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states.

        Aside from the exemption from registration provided by the National Securities Markets Improvement Act, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, will be eligible for sale on a secondary market basis in various states based on the registration of the units, common stock and warrants in those states or the availability of another applicable exemption from state registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.

        We will amend this prospectus for the purpose of disclosing additional states, if any, in which our securities will be eligible for resale in the secondary trading market. If you are not an institutional investor, you may purchase our securities in this offering or in any subsequent trading market which may develop, only in the jurisdictions described above.

Over-Allotment Option

        We have also granted to the underwriters an option, exercisable during the 60-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 750,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The underwriters may exercise that option if the underwriters sell more units than the total number set forth in the table above. If any units underlying the option are purchased, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

Purchase Option

        We have agreed to sell to the underwriters, for $100, an option to purchase up to a total of 105,000 units. This option may be exercised on a cashless basis. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants underlying this option are exercisable at $6.00 per share (133 1/3% of the exercise price of the warrants included in the units sold in the offering) and may be exercised on a cashless basis. This option is exercisable at $7.20 per unit commencing on the later of the completion of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. The option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period following the date of this prospectus. However, the option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and "piggy-back" rights for a period of four years, from the beginning of the second year and concluding at the end of the fifth year after the effective date of the registration statement of which this prospectus forms a part. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

        The NASD has determined that this purchase option constitutes compensation for purposes of determining the reasonableness of underwriting compensation pursuant to Rule 2710(c) of the NASD Conduct Rules.

Regulatory Restrictions on Purchase of Securities

        Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

  •
  Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed the maximum price specified in Regulation M of the SEC, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.

  •
  Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our securities in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

  •
  Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

        Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

        The Company has agreed that without the prior written consent of the underwriters (not to be unreasonably withheld), for a period of 180 days from the date of this prospectus, it will not sell or otherwise dispose of any securities, except in connection with a bona fide acquisition or pursuant to any stock option or similar compensation plan.

        We have granted to the underwriters the right to have a designee present at all meetings of our board of directors for a period of two years after the effective date of the registration statement of which this prospectus forms a part, provided such designee is reasonably acceptable to us and signs a confidentiality agreement. The designee will be entitled to the same notices and communications sent by us to our directors and to attend directors' meetings, but will not have voting rights. No designee has been named as of the date of this prospectus.

        Any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provides services to us after the offering we may pay such underwriter fair and reasonable fees that would be determined in an arms length negotiation.

Indemnification

        We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

Pricing of Securities

        Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

  •
  the history and prospects of companies whose principal business is the acquisition of other companies;

  •
  prior offerings of those companies;

  •
  prevailing market and economic conditions;

  •
  our prospects for acquiring an operating business at attractive values;

  •
  our capital structure;

  •
  an assessment of our management and their experience in identifying operating companies;

  •
  general conditions of the securities markets at the time of the offering; and

  •
  other factors as were deemed relevant.

        However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

        Our units are not publicly traded. Accordingly, there is no current active trading market for our units. Consequently, we cannot assure or guarantee that an active trading market for our units will develop or that, if developed, will continue. An active and orderly trading market will depend on the existence, and individual decisions, of willing buyers and sellers at any given time. We will not have any control over these factors. If an active trading market does not develop or is sporadic, this may hurt the market value of our units and make it difficult to buy or sell units on short notice. We cannot assure you that if you purchase units in the offering you will later be able to sell it at or above the purchase price.

LEGAL MATTERS

        The validity of the securities offered in this prospectus are being passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Greenberg Traurig, P.A., West Palm Beach, Florida, is acting as counsel for the underwriters in this offering.

EXPERTS

        The financial statements of Restaurant Acquisition Partners, Inc. at July 9, 2006 and December 25, 2005 and for the periods then ended appearing in this prospectus and in the registration statement have been included herein in reliance upon the report, which contains an explanatory paragraph relating to substantial doubt existing about the ability of Restaurant Acquisition Partners, Inc. to continue as a going concern, of Goldstein Golub Kessler LLP, independent registered public accounting firm given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

RESTAURANT ACQUISITION PARTNERS, INC.
(a development stage company)

Index to Financial Statements

Financial Statements
Report of independent registered public accounting firm	F-2
Balance sheet as of July 9, 2006 and December 25, 2005	F-3

Statement of operations for the twenty-eight week period ended July 9, 2006, the period from October 3, 2005 (date of inception) through December 25, 2005 and the cumulative period from October 3, 2005 (date of inception) through July 9, 2006	F-4

Statement of stockholders' equity for the twelve-week period ended July 9, 2006, the period from October 3, 2005 (date of inception) through December 25, 2005 and the cumulative period from October 3, 2005 (date of inception) through July 9, 2006	F-5

Statement of cash flows for the twenty-eight week period ended July 9, 2006, the period from October 3, 2005 (date of inception) through December 25, 2005 and the cumulative period from October 3, 2005 (date of inception) through July 9, 2006	F-6
Notes to financial statements	F-7 - F-10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

        We have audited the accompanying balance sheet of Restaurant Acquisition Partners, Inc. (a development stage company) (the "Company") as of July 9, 2006 and December 25, 2005 and the related statements of operations, stockholders' equity and cash flows for the twenty-eight week period ended July 9, 2006, the period from October 3, 2005 (date of inception) through December 25, 2005 and the cumulative period from October 3, 2005 (date of inception) through July 9, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Restaurant Acquisition Partners, Inc. as of July 9, 2006 and December 25, 2005 and the results of its operations and its cash flows for the twenty-eight week period ended July 9, 2006, the period from October 3, 2005 (date of inception) through December 25, 2005 and the cumulative period from October 3, 2005 (date of inception) through July 9, 2006 in conformity with U.S. generally accepted accounting principles.

        The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note A, the Company has a net loss, working capital deficiency and has no operations. This raises substantial doubt about the Company's ability to continue as a going concern. As discussed in Note C, the Company is in the process of raising capital through a Proposed Offering. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

September 22, 2006, except for Note C
and the first paragraph of Note F,
as to which the date is September 28, 2006

Restaurant Acquisition Partners, Inc.
(a development stage company)

Balance Sheet

	July 9, 2006	December 25, 2005
ASSETS
Current assets:
Cash	$5,910	$602

Total current assets	5,910	602
Deferred offering costs	241,295	149,430

Total assets	$247,205	$150,032

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accrued expenses	$105,611	$18,082
Accrued interest—notes payable to stockholders	4,216	—
Notes payable to stockholders	124,000	108,000

Total current liabilities	233,827	126,082

Commitments
Common stock—$.0001 par value, 50,000,000 shares authorized; 1,250,000 issued and outstanding	125	125
Additional paid-in capital	24,875	24,875
Deficit accumulated during the development stage	(11,622)	(1,050)

Total stockholders' equity	13,378	23,950

Total liabilities and stockholders' equity	$247,205	$150,032

The accompanying notes should be read in conjunction with the financial statements

Restaurant Acquisition Partners, Inc.
(a development stage company)

Statement of Operations

	For the twenty-eight week period ended July 9, 2006	October 3, 2005 (Date of Inception) through December 25, 2005	October 3, 2005 (Date of Inception) through July 9, 2006 (cumulative)
Costs and expenses:
Organization costs	$6,356	$1,050	$7,406
Interest expense—related party	4,216	—	4,216

Net loss for the period	(10,572)	(1,050)	(11,622)

Net loss per share	$(0.01)	$—	$(0.01)

Weighted average number of shares outstanding	1,250,000	1,250,000	1,250,000

The accompanying notes should be read in conjunction with the financial statements

Restaurant Acquisition Partners, Inc.
(a development stage company)

Statement of Stockholders' Equity

				Deficit Accumulated During the Development Stage
	Common Stock
			Additional Paid-In Capital
	Shares	Amount			Total
Balance—October 3, 2005 (date of inception)
Initial capital from founding stockholders October 14, 2005 at $0.020 per share	1,250,000	$125	$24,875		$25,000
Net loss				$(1,050)	(1,050)

Balance—December 25, 2005	1,250,000	$125	$24,875	$(1,050)	$23,950

Net loss				$(10,572)	(10,572)

Balance—July 9, 2006	1,250,000	$125	$24,875	$(11,622)	$13,378

The accompanying notes should be read in conjunction with the financial statements

Restaurant Acquisition Partners, Inc.
(a development stage company)

Statement of Cash Flows

	For the twenty-eight week period ended July 9, 2006	October 3, 2005 (Date of Inception) through December 25, 2005	October 3, 2005 (Date of Inception) through July 9, 2006 (cumulative)
Cash flows from operating activities:
Net loss	$(10,572)	$(1,050)	$(11,622)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in:
Accrued expenses	4,216	1,000	5,216

Net cash used in operating activities	(6,356)	(50)	(6,406)

Cash flows from financing activities:
Proceeds from advances payable to stockholders	16,000	108,000	124,000
Proceeds from sale of common stock	—	25,000	25,000
Payments of deferred offering costs	(4,336)	(132,348)	(136,684)

Net cash provided by financing activities	11,664	652	12,316

Net Increase in cash	5,308	602	5,910
Cash—beginning of period	602	—	—

Cash—end of period	$5,910	$602	$5,910

Supplemental schedule of non cash financing activity:
Accrual of deferred offering costs	$87,529	$17,082	$104,611

The accompanying notes should be read in conjunction with the financial statements

Restaurant Acquisition Partners, Inc.
(a development stage company)

Notes to Financial Statements
July 9, 2006

NOTE A—ORGANIZATION AND BUSINESS OPERATIONS; GOING CONCERN CONSIDERATION

        Restaurant Acquisition Partners, Inc. (the "Company") was incorporated in Delaware on October 3, 2005. The Company was formed to serve as a vehicle for the acquisition through a merger, capital stock exchange, asset acquisition or other similar business combination ("Business Combination") of an operating business in the restaurant industry. The Company has neither engaged in any operations nor generated revenue. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies. As such, the Company's operating results relate to organizational activities for the twenty-eight-week period ended July 9, 2006 and for the period from inception (October 3, 2005) through December 25, 2005, and its ability to begin planned operations is dependent upon the completion of a financing.

        The Company's management has broad discretion with respect to the specific application of the net proceeds of the proposed initial public offering of its Units (as described in Note C) ("Proposed Offering"), although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, an amount equal to at least ninety-six and two-thirds percent (96.66%) of the gross proceeds of the Proposed Offering, after payment of certain amounts to the underwriters, will be held in a trust account ("Trust Fund") and invested in government securities until the earlier of (i) the completion of its first Business Combination and (ii) the distribution of the Trust Fund as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a Business Combination, will submit such transaction for stockholder approval. In the event that holders of 20% or more of the shares issued in the Proposed Offering vote against the Business Combination, the Business Combination will not be completed. However, the persons who were stockholders prior to the Proposed Offering (the "Founding Stockholders") will participate in any liquidation distribution only with respect to any shares of the common stock acquired in connection with or following the Proposed Offering.

        In the event that the Company does not complete a Business Combination within 18 months from the date of the completion of the Proposed Offering, or 24 months from the completion of the Proposed Offering if certain extension criteria have been satisfied (the "Acquisition Period"), the proceeds held in the Trust Fund will be distributed to the Company's public stockholders, excluding the Founding Stockholders to the extent of their initial stock holdings. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note C).

        As indicated in the accompanying financial statements, at July 9, 2006 and December 25, 2005, the Company had $5,910 and $602 in cash, respectively, and has a working capital deficiency. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management's plans to address this uncertainty through a Proposed Offering are discussed in Note C. There is no assurance that the Company's plans to raise capital or to complete a Business Combination will be successful or successful within the target business acquisition period. The accompanying financial statements are prepared assuming the Company will continue as a going concern. The above factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary in the event the Company cannot continue in existence.

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[1]    Loss per common share:

        Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period.

[2]    Use of estimates:

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

[3]    Income taxes:

        Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

        The Company recorded a deferred income tax asset for the tax effect of start-up costs and temporary differences, aggregating approximately $3,952 at July 9, 2006 and approximately $357 at December 25, 2005. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at July 9, 2006 and December 25, 2005.

        The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

[4]    Deferred offering costs:

        Deferred offering costs consist principally of legal, underwriting and other fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital or charged to expense if not completed. Accrued expenses at July 9, 2006 and December 25, 2005 include $104,611 and $17,082, respectively, of costs relating to the Proposed Offering.

[5]    Fiscal Year:

        The Company has a 52/53 week fiscal year ending on the Sunday before December 31. The first quarter of the fiscal year is 16 weeks. The second, third and fourth quarters are each 12 weeks. In fiscal year 2006, the first fiscal quarter ended on April 16, the second quarter ended on July 9, the third quarter will end on October 1 and the fourth quarter will end on December 31.

NOTE C—PROPOSED OFFERING

        The Proposed Offering calls for the Company to offer for public sale up to 5,750,000 units ("Units") including 750,000 Units relating to the underwriters' over-allotment option. Each Unit consists of one share of the Company's common stock, $.0001 par value, and two warrants ("Warrants"). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $4.50. Each Warrant will become exercisable on the later of (a) the completion of a Business Combination with a target business and (b) one year from the date of the prospectus and will expire four years from the date of the prospectus. The Warrants will be redeemable at a price of $.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. In no event may the Company net cash settle the exercise of the Warrants, nor may the Company net cash settle the underwriters' unit purchase option or the Warrants underlying such purchase option.

NOTE D—NOTES PAYABLE TO STOCKHOLDERS

        The Company issued unsecured promissory notes to the Founding Stockholders of the Company totaling $108,000 on October 14, 2005 and December 23, 2005 and $16,000 on March 1, 2006. The Notes bear interest at the rate of 5.0% per annum and are payable on the earlier of one year from the date of issuance and the completion of the Proposed Offering. Due to the related party nature of the notes, the estimated fair value of the notes is not reasonably determinable. The Company has recorded $4,216 of interest expense in connection with these notes during the twenty-eight weeks ended July 9, 2006.

NOTE E—RELATED PARTY TRANSACTION

        The Company has agreed to pay Pacific Ocean Restaurants, Inc., a wholly-owned subsidiary of Passport Restaurants, Inc. and a company where certain of the Founding Stockholders serve in executive or consulting capacities, an administrative fee of $7,500 per month for office space and general and administrative services from the effective date of the Proposed Offering through the acquisition date of a target business.

NOTE F—COMMITMENTS

        The Company has a commitment to pay an underwriting discount of 8.0% of the public offering price to the underwriters, at the closing of the Proposed Offering, 40.6% of which will be deposited in the Trust Fund discussed above.

        In addition, the Company has a commitment to pay an underwriters non-accountable expense allowance of $600,000 to the underwriters at the closing of the offering, 100% of which will be deposited in the Trust Fund discussed above.

        The Company will also issue an option to the underwriters to purchase up to a total of 105,000 units at a price of $7.20. The units issuable upon the exercise of this option are identical to those offered in the prospectus, except that the exercise price of the warrants underlying the underwriters' purchase option is $6.00 and such underlying warrants feature a "cashless exercise" provision.

        The sale of this option will be accounted for as an equity transaction. Accordingly, there will be no net effect on our financial position or results of operations, except for the recording of the $100 proceeds from the sale. We have determined, based upon a Black-Scholes model, that the fair market value of the option on the date of the sale would be approximately $318,276 using an expected life of five years, volatility of 58.13% and a risk-free interest rate of 5.29%. To estimate the value of this option, we considered a basket of small U.S. restaurant companies.

NOTE G—FOUNDING STOCKHOLDERS

        The Founding Stockholders have agreed to purchase an aggregate of 1,500,000 warrants at $0.64 per unit (for an aggregate purchase price of $960,000) privately from the Company. These purchases will take place simultaneously with the consummation of the Proposed Offering. All of these purchases will be placed in the trust account. The units to be purchased by such individuals will be identical to the units being offered in the Proposed Offering except that the warrants underlying such units may be exercisable on a "cashless basis" so long as such warrants are held by the initial stockholders or their affiliates, the holders will have certain SEC registration rights and the warrants and underlying securities will not be transferred (with certain exceptions) prior to 30 days after consummation of a business combination.

        The underwriting agreement described in this note has not been finalized executed or delivered by the parties, and will not be until the time of effectiveness of the registration statement of which this prospectus forms a part.

NOTE H—COMMON STOCK

        On May 4, 2006, the Company effected a 1.25-to-1 stock split. The impact of the stock split was applied retroactively. Accordingly, the accompanying financial statements have been retroactively restated to reflect the stock split.

RESTAURANT ACQUISITION PARTNERS, INC.

5,000,000 Units

PROSPECTUS

Ladenburg Thalmann & Co. Inc.

Capital Growth Financial, LLC

October    , 2006

        Until                        , 2006, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriter and with respect to their unsold allotments, or subscriptions.

        No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

        The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and 2% non-accountable expense allowance) will be as follows:

Initial Trustee fee	$1,000	(1)
SEC Registration Fee	9,400
NASD filing fee	8,500
Accounting fees and expenses	40,000
Printing and engraving expenses	75,000
Director & Officer liability insurance premiums	180,000	(2)
Legal fees and expenses	145,000
Blue sky services and expenses	30,000
Miscellaneous	101,100	(3)

Total	$590,000

(1)
In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company,, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant's common stock, $1,200 for acting as warrant agent for the registrant's warrants and $1,200 for acting as escrow agent.

(2)
This amount represents the approximate amount of director and officer liability insurance premiums the registrant anticipates paying following the completion of its initial public offering and until it completes a business combination.

(3)
This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

        Our third amended and restated certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

        Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

        "Section 145. Indemnification of officers, directors, employees and agents; insurance.

  (a)
  A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

  (b)
  A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

  (c)
  To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

  (d)
  Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

  (e)
  Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

  (f)
  The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

  (g)
  A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

  (h)
  For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

  (i)
  For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

  (j)
  The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

  (k)
  The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        Paragraph 2 of Article Ninth of our third amended and restated certificate of incorporation provides:

        "The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) which the Court of Chancery of Delaware shall deem proper."

        Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriter and the Underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

(a)
During the past three years, we sold the following shares of common stock (giving effect to the 1.25-to-1 stock split effected May 4, 2006) without registration under the Securities Act:

Name	Number of Shares
Christopher R. Thomas	416,667
Clyde E. Culp III	416,667
John M. Creed	416,666

        Such shares were issued on October 14, 2005 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, high net worth individuals in transactions no involving any public offering. The shares issued to the individuals above were sold for an aggregate offering price of $25,000 at an average purchase price of $0.020 per share.

Item 16. Exhibits and Financial Statement Schedules.

(a)
The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
3.1*	Third Amended and Restated Certificate of Incorporation.
3.2*	By-laws.
4.1*	Specimen Unit Certificate.
4.2*	Specimen Common Stock Certificate.
4.3*	Specimen Warrant Certificate.
4.4*	Form of Unit Purchase Option to be granted to the underwriters.
4.5*	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1*	Opinion of Pillsbury Winthrop Shaw Pittman LLP.
10.1*	Form of Letter Agreement among the Registrant, the Underwriters, and each of the Initial Stockholders.
10.2*	Advance Agreement between each of Christopher R. Thomas, John M. Creed and Clyde E. Culp III and the Registrant.
10.3*	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.4*	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.
10.5*	Form of Letter Agreement between Pacific Ocean Restaurants, Inc. and Registrant regarding administrative support.
10.6*	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.
10.7*	Form of Registration Rights Agreement among the Registrant and the Underwriters.
10.8*	Form of Subscription Agreements among the Registrant and each of the Initial Stockholders.
23.1	Consent of Goldstein Golub Kessler LLP.
23.2*	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).
24*	Power of Attorney (included on signature page of this Registration Statement).

*
Previously filed.

Item 17. Undertakings.

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    ii.
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    iii.
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purposes of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement at the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

        The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    i.
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

    ii.
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    iii.
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    iv.
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)
The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on the 13th day of October, 2006.

RESTAURANT ACQUISITION PARTNERS, INC.
By:	/s/ CHRISTOPHER R. THOMAS Christopher R. Thomas Chief Executive Officer, President and Director

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ CHRISTOPHER R. THOMAS Christopher R. Thomas	Chief Executive Officer, President and Director (Principal Executive Officer and Principal Accounting and Financial Officer)	October 13, 2006
/s/ CLYDE E. CULP III Clyde E. Culp III*	Executive Vice President and Chairman of the Board of Directors	October 13, 2006
/s/ JOHN M. CREED John M. Creed*	Vice President, Secretary and Director	October 13, 2006

*
By Christopher R. Thomas, Attorney-in-Fact

INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
3.1*	Third Amended and Restated Certificate of Incorporation.
3.2*	By-laws.
4.1*	Specimen Unit Certificate.
4.2*	Specimen Common Stock Certificate.
4.3*	Specimen Warrant Certificate.
4.4*	Form of Unit Purchase Option to be granted to the underwriters.
4.5*	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1*	Opinion of Pillsbury Winthrop Shaw Pittman LLP.
10.1*	Form of Letter Agreement among the Registrant, the Underwriters and each of the Initial Stockholders.
10.2*	Advance Agreement between each of Christopher R. Thomas, John M. Creed and Clyde E. Culp III and the Registrant.
10.3*	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.4*	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.
10.5*	Form of Letter Agreement between Pacific Ocean Restaurants, Inc. and Registrant regarding administrative support.
10.6*	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.
10.7*	Form of Registration Rights Agreement among the Registrant and the Underwriters.
10.8*	Form of Subscription Agreements among the Registrant and each of the Initial Stockholders.
23.1	Consent of Goldstein Golub Kessler LLP.
23.2*	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).
24*	Power of Attorney (included on signature page of this Registration Statement).

*
Previously filed.